UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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KIMBALL ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

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Notice of 2024 Annual Meeting and Proxy Statement

LETTER FROM OUR CEO
Dear Share Owner:
I am pleased to invite you to attend our 2024 Annual Meeting of Share Owners.
We entered fiscal year 2024 with high expectations for another year of growth, after finishing fiscal 2023 with record sales. What is even more impressive is that our plans included offsetting a $100 million reduction in business with a major medical customer involved in an FDA recall. The first quarter of the fiscal year was the best Q1 in our Company history, but we recognized that end-market demand was weakening across each of the vertical markets we serve from macro headwinds, and we had to respond. Our response was an approach of “controlling what we can control” including resizing our team, sharpening our strategic focus, taking other actions to reduce costs, and continuing to focus on significant improvements in working capital management.
Consistent with our focus on building long-term relationships, 76% of our revenue was with customers we’ve worked with for a decade, or more, and for the tenth consecutive year, we were recognized by CIRCUITS ASSEMBLY in multiple categories for Service Excellence.
We also provided our annual ESG disclosures by publishing the 2023 Guiding Principles Report, themed “How We Are Winning Together, The Kimball Way”. The report reflects the deep roots of sustainability in our culture, and highlights numerous sustainability-related recognitions and accomplishments from calendar 2023. I believe it is our finest and demonstrates our dedication to the Guiding Principles of Customers, People, Citizenship, and Profits.
Throughout fiscal 2024, I spent a great deal of time visiting our locations, meeting with customers, and working with our Leadership Team to complete an in-depth review of our strategic focus, vertical market structure, and organization design.
Our Company has been in operation for over 60 years – 10 of them listed on Nasdaq – and we have weathered many storms. But we have also recognized when to “cast the net a little wider” by moving into new markets where our core manufacturing capabilities support emerging technology. With our renewed strategic focus on EMS operations, and a strong balance sheet, we will be looking with a new lens on where – and how – to profitably increase the top line.
Throughout this journey, we will stay true to our Guiding Principles and continue to:
•Be collaborative and team-oriented,
•Set high aspirations…not unrealistic goals, but attainable targets that require stretching,
•Communicate openly and proactively, and
•Remain accountable to our Company, to our customers, to each other, and to our Share Owners.

For more detailed insights into the past year, I encourage you to read our Annual Report and Form 10-K, as well as to follow updates on our website at www.kimballelectronics.com. Please review this 2024 Proxy Statement and the Q&A with information about the 2024 Annual Meeting. Your active participation is vital to us.

I would like to extend a personal invitation for you to attend our annual meeting in person at our Kimball Electronics Headquarters, located at 1205 Kimball Boulevard in Jasper, Indiana, beginning on Friday, November 15, 2024, at 10:00 A.M., Eastern Standard Time (EST). On behalf of the entire Kimball Electronics team, thank you once again for your continued support and investment as a Kimball Electronics Share Owner.

Ric Phillips Chief Executive Officer and Director Kimball Electronics, Inc.

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

KIMBALL ELECTRONICS, INC.
1205 Kimball Blvd.
Jasper, Indiana 47546
(812) 634-4000

Dear Fellow Share Owners of Kimball Electronics, Inc.:
We cordially invite you to attend the annual meeting of the Share Owners (the “Annual Meeting”) of KIMBALL ELECTRONICS, INC., an Indiana corporation (the “Company”), which will be held at the principal offices of the Company, 1205 Kimball Boulevard, Jasper, Indiana, on Friday, November 15, 2024, at 10:00 A.M., Eastern Standard Time (EST). At the Annual Meeting, you will have the opportunity to vote on four important proposals:

1.	To elect two (2) directors of the Company (“Proposal 1”).

2.	To ratify the selection of the Company’s independent registered public accounting firm for fiscal year 2025 (“Proposal 2”).

3.	An advisory vote on the compensation paid to the Company’s Named Executive Officers (“Proposal 3”).

4.	An advisory vote on the frequency of future advisory votes on the compensation paid to the Company’s Named Executive Officers (“Proposal 4”).
and to consider and transact such other business as may properly come before the meeting or any adjournments thereof. Only Share Owners of record at the close of business on September 9, 2024 are entitled to notice of and to vote at the Annual Meeting.
YOUR VOTE IS VERY IMPORTANT! We hope you will attend the Annual Meeting in person. However, regardless of whether you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. We encourage you to promptly vote and submit your proxy via the Internet, by toll-free telephone, or if you receive this proxy by mail, by signing, dating, and returning the enclosed proxy card in the envelope provided. If you received more than one proxy card, that is an indication that your shares are registered in more than one account. Please complete and return a proxy for each proxy card you receive. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.
Thank you for your continued investment in Kimball Electronics. We look forward to seeing all of you on November 15.

By Order of the Board of Directors

Douglas A. Hass
Chief Legal & Compliance Officer, Secretary
September 26, 2024

YOUR VOTE IS IMPORTANT!	WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE NOTICE OR THE PROXY CARD, OR IF YOU RECEIVED A PRINTED SET OF PROXY MATERIALS, YOU MAY VOTE BY SIGNING, DATING, AND MAILING THE ACCOMPANYING PROXY CARD. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING IN PERSON.

SUMMARY OF INFORMATION ABOUT THE ANNUAL MEETING

Annual Share Owners Meeting
DATE	November 15, 2024
TIME	10:00 a.m. EST
PLACE	1205 Kimball Boulevard, Jasper, Indiana 47546
RECORD DATE	September 9, 2024
VOTING ELIGIBILITY	Registered Share Owners as of the Record Date are entitled to submit proxies or vote in person at the Annual Share Owners Meeting.
Solicitation of Proxies
The Board of Directors (also referred to herein as the “Board”) of Kimball Electronics, Inc. (“we,” “us,” “our,” “Kimball Electronics,” or the “Company”) is soliciting proxies for use at the Company’s 2024 Annual Meeting of Share Owners and any postponements or adjournments of that meeting (as so postponed or adjourned, the “2024 Annual Meeting” or the “Annual Meeting”). The Company first mailed this Proxy Statement, the accompanying form of proxy, and the Company’s Annual Report for 2024 on or about September 26, 2024.
The Board has fixed the close of business on September 9, 2024 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you were a Share Owner of record of our Common Stock as of the close of business on that date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy. As of September 9, 2024, there were 24,786,229 shares outstanding, each share entitled to one vote.
Agenda Items and Board Recommendations

Proposal	Board Recommendation	Vote Required for Approval	Effect of Withheld Votes or Abstentions	Effect of Broker Non-Votes
Proposal 1: Elect two Directors for a three-year term: •Gregory J. Lampert •Colleen C. Repplier	FOR each nominee	Majority of the votes cast and entitled to vote	None	None
Proposal 2: Ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm	FOR	Majority of the votes cast and entitled to vote	None	N/A
Proposal 3: Advisory Vote on the Compensation Paid to Our Named Executive Officers	FOR	Majority of the votes cast and entitled to vote	None	None
Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation Paid to Our Named Executive Officers	EVERY ONE YEAR	Majority of the votes cast and entitled to vote	None	None

The Board of Directors knows of no other matters that may come up for action at the Annual Meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy form.

PROPOSAL 1: ELECTION OF DIRECTORS
Nominees For Election as Directors by Holders of Common Stock
Our Board of Directors (the “Board”) is divided into three classes with approximately one-third of the directors up for election each year. We have noted the class of each director and the date of their election in their qualification descriptions below. At the 2024 Annual Meeting of Share Owners, the Share Owners will elect two (2) directors to serve a term of three years, or until their respective successors have been duly elected and qualified.
A director selected by the Board to fill a vacancy holds office until the end of the predecessor’s original term, or if the vacancy arises because of an increase in the size of the Board, at the end of the term specified at the time of such director’s election or selection, and until that director’s successor has been elected and qualified, until the Board accepts their earlier resignation, or until the director’s disqualification, disability, or removal.
Each nominee will begin service as a director of Kimball Electronics if elected. Each nominee has consented to serve as a director. If for any reason any such nominee shall become unable or unwilling to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the accompanying proxy. The Board is confident that each such nominee will be able to serve.
The Class I nominees to be elected, serving a three-year term and then up for re-election in 2027, are:
Gregory J. Lampert
Colleen C. Repplier
Below, we describe the unique individual qualifications and skills of our nominees that led our Board to the conclusion that each should serve as a director and have included information each director has given us about their age, positions held, principal occupation, business experience for at least the past five years, and the names of other publicly-held companies of which they currently serve (or during the past five years has served) as a director. The nominees are:

	Gregory J. Lampert	Director

Director since 2014 Class I - re-election in 2024
Mr. Lampert is the former Chief Executive Officer and President of Omni Cable Corporation, a distributor of specialty wire and cable, where he served from 2017 through his retirement in June 2023. Prior to his executive position at Omni Cable Corporation, he was Chief Executive Officer of the Americas region of General Cable beginning in January 2013 and held the same position for the North America region beginning in 2008. Prior to that, he held various management positions at General Cable after joining the company in 1998. Prior to joining General Cable, he held engineering and commercial management positions with The Dow Chemical Company and Cintas Corporation. Mr. Lampert was also a director of Omni Cable Corporation until his retirement and continues to serve as a director at Xtek Corporation, a for-profit private company. Mr. Lampert has a Bachelor of Science degree in chemical engineering from the University of Cincinnati and an MBA from the University of Chicago with a concentration in Finance and Strategy. Mr. Lampert’s previous board experience and financial background, as well as experience in managing sales organizations provide broad insights into capital planning and sales operations.

	Colleen C. Repplier	Director

Director since 2014 Class I - re-election in 2024
Ms. Repplier is a strong and respected leader in the industrial, energy, and commercial building industries, with more than three decades of operational and P&L experience in diversified manufacturing companies. Ms. Repplier began her career in the energy industry, holding roles in engineering and marketing with Westinghouse Electric Company, construction design with Bechtel Corporation, and progressing roles in engineering, process improvement, product management, sales, and general management at General Electric. She also held senior leadership positions and was a company officer at Home Depot and HD Supply before joining Tyco in 2007. At Tyco, she served as President of the Tyco Fire Protection business until the company was acquired by Johnson Controls (JCI). She retired from JCI in her role as the Vice President and General Manager of a $4.5 billion global portfolio of HVAC product businesses with 20,000 employees in June 2018. Ms. Repplier received her Bachelor of Science degree in electrical engineering at the University of Pittsburgh. She later received her MBA from the University of Central Florida, where she also taught as an adjunct professor in the school of business. She is a certified Six Sigma Master Black Belt. Ms. Repplier serves as director and finance committee chair for Triumph Group (NYSE: TGI) and as director and compensation committee chair for privately held PGH KKSP Acquisition Holdings. Ms. Repplier’s engineering background and extensive experience in operations, supply chain management, and six-sigma methodologies provide broad insights into operational planning and improvement opportunities.

Other Directors Not Standing for Re-election in 2024

	Michele A. M. Holcomb, PhD	Director

Director since 2019 Class II - re-election in 2025	Dr. Holcomb is the former Executive Vice President, Chief Strategy and Business Development Officer at Cardinal Health, a global, integrated healthcare services and products company, from 2017 through September 2022. From 2012 to 2017, she held positions as Chief Operating Officer of Global R&D and Senior Vice President of Strategy, Portfolio, Search and Partnerships at Teva Pharmaceuticals, a global manufacturer of generic and innovative medicines. Prior to that, Dr. Holcomb served as a partner in the Global Pharmaceutical Practice at consulting firm McKinsey & Company. She serves as a director for PureTech Health (LON: PRTC). Dr. Holcomb received her Bachelor of Science degree in chemistry from Stanford University and a Doctorate in Chemistry from the University of California at Berkeley. Dr. Holcomb’s experience and background provide the Board with valuable insights in the areas of strategy, product development, and operations.

	Tom G. Vadaketh	Director

Director since 2022 Class II - re-election in 2025
Mr. Vadaketh was appointed Chief Financial Officer at Enviri Corporation (NYSE: NVRI) effective October 2023. Enviri offers a broad range of environmental services and related innovative solutions, including critical recycle and reuse solutions for waste streams. From January 2022 through October 2023, Mr. Vadaketh served as Chief Financial Officer of Bausch Health (NYSE, TSX: BHC), which develops, manufactures, and markets pharmaceuticals, over-the-counter products, and medical devices globally. Prior to joining Bausch Health, Mr. Vadaketh served as Executive Vice President and Chief Financial Officer of eResearch Technology, Inc. from September 2018 to December 2021 where he was responsible for leading the Finance function including controllership, treasury, taxation, and financial planning. Mr. Vadaketh spent over 20 years at Procter & Gamble and Tyco International, where he held several roles at both companies of increasing responsibility. Mr. Vadaketh received his degree from the Institute of Chartered Accountants in England and Wales (ACA) and an MBA from Manchester Business School. He is a Certified Public Accountant. Mr. Vadaketh brings more than 30 years of financial experience to the Board, having led large, highly complex financial organizations and developed expertise in driving growth and transformation.

	Holly A. Van Deursen	Director

Director since 2019 Class II - re-election in 2025	Ms. Van Deursen currently serves as an independent director on the boards of two other public companies, Albemarle Corporation (NYSE: ALB) and Synthomer, plc (LON: SYNT). She has also served as an independent director on the boards of Capstone Green Energy (formerly Capstone Turbine Corporation) (Nasdaq: CGRN) from 2007 to August 2021; Actuant Corporation, now Enerpac Tool Group Corporation (NYSE: EPAC), from 2008 to 2020; Bemis Company from 2008 to 2019; and Petroleum Geo-Services ASA from 2006 to 2018. Beginning in 1989, she served in various senior executive management roles for BP p.l.c., a $250 billion oil, gas, and energy company operating in North America, Asia, and Europe, before retiring in 2005 as a member of the top-forty executive management team. Prior to 1989, she served in various engineering, manufacturing and product development roles for Dow Corning Corporation. Ms. Van Deursen received her Bachelor of Science degree in chemical engineering from the University of Kansas and her MBA from the University of Michigan. Ms. Van Deursen’s experience in executive roles and as a public company director provides the Board significant insights into board operations and governance, leadership, and international business.

	Robert J. Phillippy	Chairperson of the Board

Director since 2018 Class III- re-election in 2026	Mr. Phillippy is an independent consultant, advising technology companies on a range of strategic, operational, and organizational issues. He retired in 2016 from his position as President, Chief Executive Officer, and a Director of Newport Corporation, a publicly traded lasers, optics, and photonics technology company with 15 manufacturing locations in seven countries. He joined Newport in 1996 and served in various executive management roles prior to his appointment as Chief Executive Officer in 2007. Previously, he served for 12 years in various management roles for Square D Company, a division of Schneider Electric. He currently serves on the boards of directors of ESCO Technologies (NYSE: ESE), where he is Chairperson, and Materion Corporation (NYSE: MTRN). Mr. Phillippy received a Bachelor of Science degree in electrical engineering from the University of Texas at Austin in 1983 and a Master of Science degree in management from Northwestern University in 1993. Mr. Phillippy’s experience as a chief executive officer of a publicly traded technology and manufacturing company adds significant leadership, strategy, and operational experience to the Board.

	Richard D. Phillips	Director, Chief Executive Officer

Director since 2023 Class III - election in 2026
Mr. Phillips was appointed a Director and as Kimball Electronics’ Chief Executive Officer effective March 1, 2023. With more than 20 years of experience in operations and advisory roles, Mr. Phillips was most recently the President and Chief Executive Officer from 2019 until 2022 for Elkay Manufacturing Company, a global manufacturer and distributor of commercial and residential plumbing products and designer and installer of commercial interiors for the foodservice and hospitality sectors. He was also a member of the Board of Directors for Elkay. Mr. Phillips also served as the President, Chief Executive Officer, and Board member from 2017 through 2019, for Essendant, Inc. (formerly United Stationers, Inc.), a Fortune 500 wholesale distributor of workplace-related products. Before joining Essendant, where he held positions of increasing responsibility from 2013 through 2017, Mr. Phillips held several leadership roles with McKinsey & Company, including co-leading the Pharmaceuticals and Medical Products operations practice. He was elected Partner in 2005. Mr. Phillips is an independent Director of the Greenheck Group, a leader in the HVAC space, and previously served as an independent Director of Follett Corporation. Mr. Phillips holds a Bachelor of Science in Finance from Indiana University and a Master of Management from Northwestern University Kellogg Graduate School of Management. Mr. Phillips brings a wealth of strategic development and executive business leadership in the manufacturing and medical industries to his role.

	Gregory A. Thaxton	Director

Director since 2017 Class III - re-election in 2026	Mr. Thaxton is the former Executive Vice President and Chief Financial Officer of Nordson Corporation (Nasdaq: NDSN), a publicly traded industrial technology company focused on precision dispensing, fluid management, and related processes with operations in nearly 40 countries. Mr. Thaxton retired from Nordson in 2020. He had more than thirty years of experience with Nordson, serving in various domestic and international financial management and leadership roles after beginning his career with a Big Four public accounting firm. Mr. Thaxton also serves on the board of the non-profit Lorain County Community College Foundation, serving as Treasurer of the Executive Committee, and is a member of the Finance, Audit, and Compliance Committees. Mr. Thaxton is a Certified Public Accountant (inactive). Mr. Thaxton received his Bachelor of Science degree in accounting from Miami University in 1983 and his MBA in international management from Baldwin Wallace University in 1995. Mr. Thaxton’s experience adds significant financial, accounting, capital structure, and SEC reporting expertise to the Board.

The Board of Directors recommends that you vote “FOR” the election of each of the Class I director nominees.

Board Leadership Structure
The Board believes that we best serve our Share Owners if the Board retains flexibility to decide what leadership structure works best for us in our current circumstances. Since becoming a public company, we have had a variety of leadership structures, Board committees, and committee assignments. As part of our ongoing, proactive efforts to implement effective corporate governance, the Nominating and ESG Committee reviews our leadership structure annually and throughout each year, taking into account the Board’s and Company’s needs, legislative and regulatory developments, stakeholder input, and corporate governance trends.
Diverse, Independent Board Leadership

Independent Chair	Independent Committee Chairs

Robert J. Phillippy	Dr. Michele A. M. Holcomb	Tom G. Vadaketh	Holly A. Van Deursen
	NESG Committee Chair	Audit Committee Chair	TCC Committee Chair
Currently, we have separate Chairperson of the Board and Chief Executive Officer roles supported by strong independent committee chairs. Our independent Chairperson, Bob Phillippy, presides over meetings of the Board and of independent directors. While Mr. Phillippy, as Chairperson, facilitates the Board’s oversight of management, promotes communication between management and our Board, and leads our Board’s consideration of key strategic and governance matters, Ric Phillips, as our CEO, is responsible for developing and overseeing the Company’s business strategy, as well as managing our day-to-day operations and our relationships with stakeholders.

Board Committees
In addition to maintaining a diverse and highly skilled Board, Kimball Electronics has three well-defined standing committees that oversee our financial reporting and risk management; our environmental, social, and governance priorities; our people and compensation; and our overall performance: the Audit Committee; the Nominating and ESG (NESG) Committee; and the Talent, Culture, and Compensation (TCC) Committee. A brief description of the Committees, their responsibilities, and Committee member assignments appears below.
Each of these committees consists only of non-management directors whom the Board has determined are independent under applicable regulations and listing standards and the Board’s independence standards set forth in the Company’s Corporate Governance Principles. Directors also must meet all additional, heightened independence and qualification criteria applicable to directors serving on the Audit and TCC Committees under applicable regulations and listing standards. At each Board meeting, each Committee reports on the topics it discussed and the actions it took at each Committee meeting for the full Board’s consideration. The Committees work together and with the Board to help ensure that the Committees and the Board have received all information necessary to permit them to fulfill their duties and responsibilities as outlined in our By-Laws, our Corporate Governance Principles, and the Committees’ Charters.
The Charters for these committees are available in the Governance Documents section of our investor website at investors.kimballelectronics.com or by writing to the Secretary of the Company at 1205 Kimball Blvd., Jasper, Indiana 47546.

Audit Committee
Chair: Tom G. Vadaketh
Member Independence

Meeting Attendance	Tom G. Vadaketh	Gregory J. Lampert	Gregory A. Thaxton

Key Responsibilities

Provides independent and objective oversight of:

•the quality and integrity of our financial statements and disclosures;
•our financial reporting process, including management’s internal accounting, financial, and disclosure controls;
•our compliance with legal and regulatory requirements and ethical standards;
•the qualifications, performance and independence of our independent registered auditors;
•the design and performance of our internal audit function; and
•the identification and management of risks facing the company, including information technology risks.

2024 Meetings: 9

Financial Expertise: The Board has determined that all members of the Audit Committee are financially literate and audit committee financial experts within the meaning of applicable regulatory and listing standards.

Please see Proposal 2 in this Proxy Statement for a summary of the Committee’s preapproval policies and procedures for services performed by Deloitte, our independent registered public accounting firm.

Nominating and ESG Committee
Chair: Michele A. M. Holcomb
Member Independence

Meeting Attendance	Michele A. M. Holcomb	Gregory J. Lampert	Colleen C. Repplier

Key Responsibilities

Provides oversight and advice to the Board on:

•identification of individuals qualified for Board and Board Committee service;
•evaluation of the Board’s performance, committee structure, and composition, as well as the appointment of directors to serve as members and chairpersons of each committee;
•the Company’s corporate governance practices and procedures, including the Corporate Governance Principles;
•the Company’s goals, strategies, and initiatives related to climate and water risks and opportunities; community and social impact; disclosures and external stakeholder input related to human rights and human capital management; and diversity, equity, inclusion, and belonging; and
•the development of legal and regulatory compliance programs for the Company beyond accounting/financial reporting and executive/director compensation.

2024 Meetings: 5

In fiscal year 2024, our directors provided oversight and input on our materiality assessment and the material topics we identified and disclosed in accordance with the GRI Standards. The Board, through the NESG Committee, assessed its performance and by conducting annual Board, committee self-evaluations during the fiscal year, in which each director provided their candid assessment of the Board's effectiveness. The Chairperson of the NESG Committee shared the results of the assessments with the Board and led discussions regarding the implementation of potential action items for improvement.

Talent, Culture, & Compensation Committee
Chair: Holly A. Van Deursen
Member Independence

Meeting Attendance	Holly A. Van Deursen	Colleen C. Repplier	Gregory A. Thaxton

Key Responsibilities

Provides oversight and advice to the Board on:

•the Company’s strategies, policies, and key metrics related to its talent and culture, including matters such as employee engagement, pay equity, diversity, inclusion, belonging, retention, leadership development and succession;
•the Company’s alignment with and advancement of its Guiding Principles;
•discharging its responsibilities relating to the fair and competitive compensation of the Chief Executive Officer and other Executive Officers; and
•the Company’s compensation policies, plans, goals, and objectives for Executive Officers and non-employee directors.

2024 Meetings: 7

Compensation Committee Qualifications: The Board has determined that all members of the TCC Committee are independent directors and outside directors within the meaning of applicable regulatory and listing standards.

Please see Proposal 3 in this Proxy Statement for a summary of our fiscal year 2024 performance and executive compensation program. The Committee and Board recommend that Share Owners approve the compensation of our Named Executive Officers.

Board Qualifications, Composition, and Diversity
We operate in rapidly changing business conditions and markets, which requires a high-performance and committed Board. Each of our individual Board members possesses a broad variety of personal attributes, experience, and skills that give the Board the depth and breadth necessary to effectively oversee management on behalf of our Share Owners and that align with our current needs. Personal attributes include integrity, commitment to our Vision and Guiding Principles, practical judgment, broad complementary education and experience, and willingness to commit the time and energy necessary to effectively contribute as a Board member. The Nominating and ESG Committee and Board have collectively assessed the most critical major strengths, skills, and experience that contribute to a well-balanced and effective Board that is best able to understand the strategies and risks related to our operations:

Public Company Executive / CEO Experience	Financial & Accounting Expertise
Directors who have driven business success in executive leadership positions, including as CEO, in a global, public company possess an understanding of diverse business challenges and cultures, as well as public company regulations, strategy, and risk management.	Directors with an advanced understanding of finance and accounting, as well as leadership of finance functions, provide strong oversight of the Company’s financial management, capital allocation, and financial reporting processes.
Manufacturing & Industry Knowledge	Cybersecurity & Technology Experience
Directors who have experience in the electronics, medical, and/or industrial markets we serve, and in manufacturing generally, offer valuable knowledge and perspectives for our operations and our market opportunities to drive long-term growth.
Directors with cybersecurity and technology experience help us to anticipate technological trends, extend or create business opportunities, and enrich Board oversight of our cybersecurity and IT governance processes, infrastructure, policies, and business continuity plans.
Strategy Development Expertise	Corporate Governance Experience
Directors who have expertise in developing strategy, from sales and marketing, operations, and risk, to investor relations, public policy and M&A, have key insight into strategic planning’s effect on sustainable growth and value creation.
Directors with public company board experience enhance the Board’s corporate governance practices and bolster Board and management accountability, transparency, and alignment with Share Owner and stakeholder interests.
Environmental & Facility Experience	Social/Talent/Culture Experience
Directors with environmental, facility management, sustainability, or climate-related experience strengthen the Board’s oversight of our environmental policies, ESG/sustainability initiatives, and reporting, as well as the value proposition we offer customers and other stakeholders.
Directors with social, talent, and culture development experience strengthen Board oversight of our strategies, policies, and key metrics related to our people, company culture, and advancement of our Guiding Principles.

Qualifications and Composition

Director/Director Nominee	Bob Phillippy	Ric Phillips	Greg Thaxton	Michele Holcomb	Greg Lampert	Colleen Repplier	Tom Vadaketh	Holly Van Deursen
Age	64	54	63	56	57	63	62	65
Director Since	2018	2023	2017	2019	2014	2014	2022	2019
Independent	☑		☑	☑	☑	☑	☑	☑
Board Committees			• •	•	• •	• •	•	•
Board & Committee Chairs	•			•			•	•
Number of Other Public Boards	2	0	0	1	0	1	0	2
Qualifications
Public Company Executive / CEO
Manufacturing & Industry
Strategy Development
Financial & Accounting
Cybersecurity / Information Security
Environmental & Facility
Social / Talent / Culture
Corporate Governance
• Board    • Audit        • Nominating and ESG (NESG)    • Talent, Culture, & Compensation (TCC)
Director Diversity
The following table sets forth certain diversity statistics relating to our Board members, as required by Nasdaq Stock Market LLC (“Nasdaq”) listing standards:

BOARD DIVERSITY MATRIX (As of September 26, 2024)
Total Number of Directors	8

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Board Classification
The Board has concluded that a three-tiered classified board is the appropriate governance structure for the Company and in the best interests of our Share Owners for the following reasons:
•Independence - Outside Board members can be more direct and independent of Company management knowing they have at least a three-year term to serve.
•Stability and Continuity - The Company’s Board can better perform its oversight responsibilities with seasoned Board members who have perspective on the Company’s markets, operations, and long-term strategies that is provided by experience gained over a multi-year tenure. Annual elections risk the potential instability of the election of a very inexperienced Board.
•Long-Term Focus - As a public company, the Board’s primary focus is on the long-term best interests of our Share Owners. This includes oversight of the long-term strategic vision of the Company. A three-year term enables effective execution of that vision.
•Share Owner Accountability - Our classified Board has at least two directors who stand for election each year, which promotes accountability to Share Owners. In addition, the Board is accountable to long-term Share Owners through its existing governance principles, including board refreshment; tenure and retirement age policies; a strong independent chairperson; and a commitment to diversity. In addition, the Board has a robust commitment to direct engagement with our Share Owners, including by conducting regular say on pay advisory votes.
•Share Owner Value - The Board has reviewed well-reasoned academic research both for and against the proposition that the classification or declassification of a board has a correlation to increased Share Owner value. Therefore, the Board has judged this not to be a compelling reason for declassification.
•Statutory Requirement - As an Indiana company, Indiana corporate statutes mandate a classified board structure. While the Company states in its By-Laws that it does not intend for these provisions of Indiana's corporate statutes to apply to the classes and terms of its Directors, the statutes reflect the judgment of the elected legislators of our state of incorporation as to an appropriate board structure.
Board and Annual Meeting Attendance
During fiscal year 2024, the Board met 7 times and each director then in office attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which such director served during their tenure. All of our directors attended our last Annual Meeting of Share Owners. We expect our directors to attend all Board and applicable Committee meetings, calls regarding specific initiatives or acquisitions, and the 2024 Annual Meeting of Share Owners.
Director Independence and Refreshment
The Board consists of a majority of “independent directors,” as noted in the table above and as defined by the listing standards of Nasdaq. The Board also evaluates any circumstances that may affect a director’s ability to exercise independent judgment, such as the director’s and the director’s family members’ employment and other relationships with us or our advisors, auditors, or significant customers; whether the director or a family member has accepted any payments from us or our subsidiaries, other than those permitted by SEC rules; and any actual or potential conflicts of interest.
The independent directors nominated for election are Mr. Lampert and Ms. Repplier. The Board has determined that none of our independent directors have a relationship with us that would interfere with the exercise of their independent judgment in carrying out their responsibilities as directors. There are no family relationships among any of our directors or executive officers, and during the past 10 years, none of our directors or executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K. All of our independent directors meet after each Board meeting for regularly scheduled executive sessions and at other times as they deem appropriate.
We are committed to board refreshment. To strike a balance between retaining independent directors with deep knowledge of our business and adding directors with a fresh perspective, the Board seeks to maintain an average tenure of less than 10 years for its independent directors as a group by setting reasonable term limits. The current average tenure for our independent directors as of the end of fiscal year 2024 is 6.6 years.

Director Compensation
Fiscal Year 2024 Compensation to Non-Employee Directors
Directors’ compensation is set by the Board. The level of compensation is guided by the following goals: compensation should fairly pay directors for work required in a company of Kimball Electronics’ size and scope; and the structure of the compensation should be simple, transparent, market-competitive, easy to understand, and aligned with Share Owner interests. Non-employee Directors receive an annual cash retainer and an annual equity award. Kimball Electronics does not provide Directors who are also Company employees any additional compensation for serving as a Director.
The table below reflects the annual rates as of June 30, 2024. This information may be different from the fees provided in the Non-Employee Director Compensation table, which reflects actual fees received for roles served during the past fiscal year:

Compensation Component	Annual Rate
Annual Retainer Fee	$65,000
Annual Equity Award (1)	$125,000
Chairperson Retainer	$40,000
Audit Committee Chair Retainer	$20,000
TCC Committee Chair Retainer	$15,000
NESG Committee Chair Retainer	$15,000
Audit Committee Member Retainer (2)	$10,000
TCC Committee Member Retainer (2)	$7,500
NESG Committee Member Retainer (2)	$7,500
(1)Paid in shares of Company Common Stock pursuant to the Company’s 2023 Equity Incentive Plan and the Non-Employee Directors Stock Compensation Deferral Plan.
(2)Paid for each Committee on which a Director serves.
Directors are able to elect to receive all, or a portion of, their retainer fees in common stock. Directors also may elect to defer, all or a portion of their retainer fees until termination of service from the Board. We also reimburse Directors for reasonable travel, continuing education, and other expenses incurred in connection with Board and Committee service and meeting attendance. There are no agreements or arrangements between any Director or Director nominee and any person or entity other than the Company relating to compensation or other payment in connection with the Director or Director nominee’s candidacy or service.
The following Non-Employee Director Compensation Table shows the compensation paid to each Non-employee Director during fiscal year 2024.
Non-Employee Director Compensation in Fiscal Year 2024

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
(a)	(b)	(c)	(h)
Michele A. M. Holcomb	$80,000	$125,000	$205,000
Gregory J. Lampert	$82,509	$125,014	$207,523
Robert J. Phillippy	$105,000	$125,014	$230,014
Colleen C. Repplier	$80,000	$125,000	$205,000
Gregory A. Thaxton	$82,500	$125,000	$207,500
Tom G. Vadaketh	$85,000	$125,000	$210,000
Holly A. Van Deursen	$80,000	$125,014	$205,014
(1)Represents fees paid during fiscal year 2024 and includes the following number of shares for which the director elected to receive Common Stock in lieu of cash: Mr. Lampert 3,269, Ms. Repplier 3,169, and Mr. Vadaketh 3,368. These shares were valued using the per share price of $25.24, the market value for such shares on November 27, 2023. Ms. Repplier and Mr. Vadaketh each elected to defer receipt of all these shares under the Deferral Plan. Mr. Lampert’s fiscal year 2024 annual retainer fee award was issued to him under the 2023 Plan.
(2)Represents the value of the equity retainer awards granted during the year of 4,953 shares for each non-employee director using the per share price of $25.24, the market value for such shares on November 27, 2023. Ms. Holcomb, Ms. Repplier, Mr. Thaxton, and Mr. Vadaketh each elected to have all their fiscal year 2024 equity retainer awards deferred under the Deferral Plan. Mr. Lampert’s, Mr. Phillippy’s, and Ms. Van Deursen’s fiscal year 2024 equity retainer awards were issued to them under the 2023 Plan.

CORPORATE GOVERNANCE AT KIMBALL ELECTRONICS
Governance Philosophy
As reflected in our Vision and Guiding Principles, Kimball Electronics is committed to the highest standards of ethical conduct in its business dealings. Kimball believes that the Company, through its Board of Directors, executive management, and employees, should reflect our Guiding Principles in the structure of our governance. We are aligned, engaged, and operating in an environment of mutual trust and respect. Ethics are the foundation of the Corporate Governance Principles. The Nominating and ESG Committee of the Board periodically reviews the Company’s overall governance structure, including our Corporate Governance Principles, and makes recommendations on governance issues or practices as warranted.
Share Owner Rights
Kimball Electronics strives to implement good governance practices and to ensure that we and our Board align with the long-term interests of our Share Owners. We have enhanced our corporate governance framework over time based on input from our Board, Share Owners, and other governance experts. Important Share Owner rights include:
•Single class of shares with each share entitled to one vote
•No multiple voting rights, enhanced voting rights, voting rights ceilings, voting certificates, or non-voting shares
•Majority voting standard for directors in uncontested elections; resignation procedures if not elected
•Simple majority vote to amend our By-Laws
•Share Owner right to call special meetings with 25% ownership
•Eligible Share Owners may nominate directors through proxy access
•Share Owner approval required to materially modify our equity capital structure
•Confidential voting policy
•Board tenure policy that seeks to maintain an average Board tenure of less than 10 years for the Board’s independent directors
The Board’s Strategic Planning Role
The Board works actively with management to formulate and review our long-term corporate strategy. Each quarter, the Board and management confer on the execution of our long-term strategic plans, the status of key initiatives, and the key opportunities and risks we face. In addition, the Board regularly conducts in-depth, long-term strategic reviews with our senior management team, and dedicates substantial parts of two meetings each year to developing our long-term strategy and to reviewing and approving management’s strategic plan for the Company. During these reviews, the Board and management discuss the overall business landscape, emerging competitive threats in our industries, and short and long-term plans and priorities within our strategy. Through these processes, the Board brings its collective, independent judgment to bear on the most critical long-term strategic issues facing Kimball Electronics.
How the Board Addresses and Oversees Risk
The Board takes an active role, as a whole and at the committee level, in overseeing management of our risks. The Board approaches our risk management process in an intelligent manner based on the fundamental recognition that risk management in any business enterprise requires an appropriate balance of two distinct aspects of risk:
•Value Preservation — recognizing and mitigating as much as possible the risk of potential for loss or harm to any element of our business.
•Value Creation — embracing the risks inherent in any business endeavor in order to reap the rewards of growth and profitability.
We have a continuous, four-phase Enterprise Risk Management (ERM) process based on risk program development, risk assessment and prioritization, risk response, and risk validation and monitoring. We evaluate a broad range of operational, strategic, compliance, and reporting risks and incorporate risk criteria into the development of the products and services that we offer our customers. Throughout the year, experts, leaders, and specialists across functions, geographies, and levels meet to identify, on a continual basis, the most pressing current and future potential risks we face. Individually and collectively, our senior leaders continually monitor, reassess, and validate risks and mitigation efforts, including through regular meetings of our executive team. Our leaders and employees receive focused, annual, and mandatory risk management education throughout each year. Led by experienced risk and compliance professionals from our Audit Management Services team, our senior leaders also meet quarterly to analyze, rank, and prioritize these potential risks along continuums of “likelihood” and “impact” and by “controllability.”

These senior leaders and our Audit Management Services team develop plans and strategies to appropriately manage and mitigate these risks.
We present relevant ERM information, including the most significant risks identified in our ERM process, to relevant Board committees at each of their quarterly meetings. The Board reviews the same information at each of its meetings through reports from the Audit, NESG, and TCC Committees about specific financial, governance, and talent/human capital risks and mitigation efforts in areas overseen by those committees. The Board also implements its risk oversight responsibilities by having management provide appropriate briefings and informational sessions on the significant risks that the Company faces. Directly and through its committees, the Board’s engagement with management includes broad strategic and operational discussions about interrelated risks, and more focused discussions about individual risks. For example, the TCC Committee, along with the Board’s independent directors, annually evaluates risks related to compensation of our executive officers and our incentive and equity compensation plans. The Audit Committee reviews the performance, responsibilities, budget and staffing of the internal audit department and the appointment, reassignment, or dismissal of the director of the Company’s internal audit function, ensuring that our risk management function is structurally independent of our operations.
Board Risk Oversight Roles
Our Share Owners elect our Board to oversee management and to serve Share Owners’ long-term interests. While our executives are responsible for our day-to-day risk management process, the Board has ultimate responsibility for our risk management oversight, shaping effective corporate governance, and setting the right tone for integrity, ethics, and culture based on our Guiding Principles, including matters around diversity, equity, inclusion, and belonging. We have provided examples of risk oversight areas below, and how each Board committee assists the Board with its oversight.

Risk Oversight Area	Audit Committee	NESG Committee	TCC Committee
Director Qualifications, Composition, & Diversity •Board Classification •Director Independence & Refreshment •Director & Executive Education •Annual Evaluations of Board, Committees		☑
Director Compensation			☑
Strategy & Enterprise Risk Management •Strategy Alignment & Development •Risk Assessment & Prioritization •Risk Response •Risk Validation •Risk Monitoring	☑	☑	☑
Audit Oversight •Internal Controls over Financial Reporting •External Audit •Related Parties & Related Party Transactions •Conflicts of Interest	☑
Sustainability •Environmental, Health & Safety Disclosures •Social Responsibility & Human Rights •Carbon & Climate •Water Security •Waste & Toxicity		☑
Cybersecurity/Information Security	☑
Talent & Compensation Management •Diversity, Equity, Including & Belonging •Total Rewards •Employee Health & Safety •Succession Management & Talent Risk •CEO Evaluation			☑
Stakeholder Engagement & Government Relations		☑
Philanthropy & Community Impact		☑
As noted above, another important aspect of the Board’s risk management is proactive director education on the topics necessary to enable the Board to consider timely and salient issues and risks in our industry and business. The Board and its committees, coordinated by the NESG Committee, offer continuing director and executive education during portions of regular board and committee meetings and during select special meetings or outside events.

Continuing education for our directors and executives helps these leaders keep abreast of our evolving products and services; significant risks and compliance issues; laws, regulations and requirements applicable to us; corporate governance best practices; and changes in the EMS industry.
This education program often takes the form of “white papers” and management- and third party-led presentations. Additionally, the Board and management collect and distribute additional relevant materials that cover timely subjects or topics, which a director can review before a meeting and ask questions about during the meeting. Continuing director education also involves directors’ attendance at director education seminars and programs sponsored by other organizations. We pay the cost for any director to attend outside director education seminars on topics relevant to their service as directors.
Our Board and its Committees work closely with management to provide oversight, review, and counsel related to long-term strategy, risks, opportunities, and feedback we receive from our Share Owners. We believe that our Board and management leadership structures promote effective Board oversight of risk management.
Sustainability; Environmental, Health and Safety; and Social Responsibility Risk Oversight
Our Corporate Governance Guidelines describe our Board’s role in overseeing sustainable development and sustainability/ESG Issues such as shaping effective corporate governance; overseeing climate change and sustainability policies, programs, goals, and progress; and shaping and overseeing the targets, standards, and other metrics used to measure and track our ethics and compliance, sustainability, EHS, and social responsibility performance. The Board’s Nominating and NESG Committee, comprised exclusively of independent directors, oversees Kimball’s corporate responsibility and sustainability/ESG programs, including all climate-related issues. The NESG Committee also has oversight of our Global Human Rights Policy and our Global Supply Chain Transparency Statement, which the Board reviews and approves annually. The NESG Committee’s express responsibilities also include:
•Overseeing and advising the Board on our goals, strategies, and initiatives related to climate, sustainability, and ESG, including climate risks and opportunities; community and social impact; disclosures and external stakeholder input related to human rights, human capital management, and diversity, equity, inclusion, and belonging;
•Reviewing and overseeing our sustainability and ESG-related statements and disclosures, including our annual Guiding Principles report, and the policies and procedures that we use to prepare them;
•Monitoring our performance related to our sustainability and ESG goals, strategies, and initiatives;
•Overseeing and advising the Board on our sustainability and ESG-related engagement efforts with Share Owners and other key stakeholders, including employees, proxy advisory firms, non-governmental organizations (NGOs), and key ESG ratings agencies and providers;
•Developing and overseeing our legal and regulatory compliance and ethics programs, including our compliance with legal and regulatory requirements other than those related to accounting or financial reporting (which are the responsibility of the Audit Committee of the Board) or executive and Director compensation (which are the responsibility of the Talent, Culture, and Compensation Committee of the Board);
•Overseeing, regularly reviewing reports from, and meeting with our Chief Compliance Officer and other appropriate members of management regarding significant sustainability and ESG-related events and matters;
•Reviewing and overseeing the Company’s government relations strategies and activities, including any political activities, contributions, and lobbying activities, including trade associations or other business associations that engage in lobbying; and
•Reviewing and overseeing the Company’s charitable and community investment activities, including overseeing the Company’s philanthropy and non-commercial sponsorships policy.
In addition to the NESG Committee’s sustainability-specific roles, oversight of the enterprise risk management framework and cybersecurity risks are the responsibility of the Board’s Audit Committee. The Board reviews and approves our business plans and budgets annually and as necessary to oversee major capital expenditures, acquisitions, and divestitures. The Board also sets annual performance objectives and monitors their implementation and performance. The Board receives assistance from our Talent, Culture, and Compensation Committee on specific sustainability strategies, policies, and key metrics related to our talent and culture, including matters such as pay equity, diversity, inclusion, belonging, retention, employee health and safety programs, leadership development and succession, and the alignment with and advancement of our Guiding Principles. The Board looks to the expertise of its committees to provide additional strategic oversight in their areas of focus.
Management’s leaders for sustainability, environmental, health and safety, and social responsibility report to the Board and to the NESG Committee on these matters, and these matters were discussed at each quarterly NESG Committee and Board meeting in the last fiscal year. These discussions allow directors to continue to deepen their knowledge base on sustainability topics relevant to Kimball Electronics. The NESG Committee also regularly receives updates on issues of relevance to our stakeholders, including our Share Owners, which often includes information related to climate risks, oversight, and disclosure. The NESG Committee works with the Board to program, conduct, and encourage directors to attend director education opportunities, with expenses covered by the Company, including for various sustainability topics.
Cybersecurity/Information Security Risk Oversight
Both the Board and the Audit Committee have oversight of risks related to information security, data protection, and cybersecurity. Cybersecurity protection is vital to maintaining our operations, and the trust of our business and supply chain partners, and of our Share Owners. We continue to secure our own manufacturing and information technology infrastructure; to train our employees and directors throughout each year about malware, viruses, hacking, phishing, and other information security risks, including how to avoid and mitigate them; and to protect our sensitive data from failures, breaches, or cyber incidents. We maintain appropriate insurance policies to help address information security risks. To assist us in identifying and mitigating information security risks, we also maintain a corporate-wide ISO 27001-certified information security management system.
Our cybersecurity risk management program is led by our Chief Information Officer (“CIO”), who reports to our CEO and manages our security team principally responsible for managing our cybersecurity risk assessment processes, our security controls, and our detection and response to cybersecurity incidents. The CIO meets regularly with the CEO and his direct reports to discuss cybersecurity risk and ensure appropriate resources are prioritized to address risks. At each of their respective meetings, the Board and Audit Committee receive, and provide feedback on, reports on relevant data protection and cybersecurity matters. Additionally, two regular Board meetings each year and each Audit Committee meeting include additional, in-depth technology and cybersecurity briefings from senior members of our information technology department, internal audit function, and legal department. The topics covered by these reports and briefings include risk management strategies, data protection, ongoing risk mitigation activities, cybersecurity strategy, governance structure, and the results of security breach simulations.
Oversight, Review, and Approval of Transactions with Related Persons
We are a global company with operations in the U.S. and several foreign countries. Every year, we spend hundreds of millions of dollars for goods and services purchased from third parties. Because of these wide-ranging activities, there may be transactions, business arrangements, or relationships with businesses and other organizations in which one of our Directors, Executive Officers, nominees for Director, or beneficial owners of 5% or more of our common stock or their immediate families, may also be a director, executive officer, owner, or investor, or have some other direct or indirect material interest (“related parties”). Related party transactions have the potential to create actual or perceived conflicts of interest between Kimball Electronics and our Directors, Executive Officers, nominees for Director, or beneficial owners of 5% or more of our common stock or their immediate families.
Accordingly, our Audit Committee has adopted a written policy governing the approval of related party transactions and the disclosure of such transactions when the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. Any other circumstances that present potential conflicts of interest are to be reported to the Chairperson of the NESG Committee and/or Company’s Chief Compliance Officer, either directly or through an anonymous reporting service. When reported, the transactions or other conflicts are reviewed by the Audit Committee and/or the NESG Committee, as appropriate, in consultation with the Board, and approved if in the best interests of our Share Owners to do so. In addition, on an annual basis, we require each Director and Executive Officer to complete Director and Officer and Related Party Questionnaires that require disclosure of any transactions with Kimball Electronics in which the Director or Executive Officer or any member of their immediate family has an interest.
There were no such related party transactions or conflicts reported during fiscal year 2024.

Our People are the Company: Human Capital Management
Our Purpose and Guiding Principles

We believe in creating quality for life. We believe our people are the company. We believe lasting relationships create our global success. We believe our people are our competitive edge for our service, quality, and value. Our people are the reason for our success.
We live by four Guiding Principles: customers, people, citizenship, and profits. We have a common understanding that our customer is our business, our people are the company, the environment is our home, and profits are the ultimate measure of our efficiency and effectiveness. We are relentlessly focused on achieving results based on service to our customer, developing our talent, and driving continuous improvement in all we do. Our unique company culture provides the intangible structure for our people to achieve our goals, within the context of their strengths, in order to build our success. Our Guiding Principles provide a foundation for our decisions, processes, and philosophies. To learn more about our Guiding Principles, visit our website at https://www.kimballelectronics.com/guiding-principles.
From improving our customer scorecards to enhancing our recycling programs, our employees truly impact our company and communities through their spirit of innovation, mutual trust, integrity, and egoless execution of our strategy. Together, we celebrate our successes, and we continuously improve by reflecting on our failures. We set the bar high, then provide the support, systems, and tools to enable our team members to exceed expectations of excellence.
We have lasting relationships with our people. They enhance our culture and create our success. Our people are the company.
Summary of Our Fiscal Year 2024 Highlights and Progress
In fiscal year 2024, we:
•Achieved an above-target score on our Guiding Principles survey, our annual employee engagement measure. We also earned an above average net-promoter score, and had an 87% participation rate worldwide.
•Participated in the McKinsey Women in the Workplace survey to analyze data, benchmark to our industry, and create action plans to continuously improve and remain an employer of choice for diverse populations.
•Assessed performance and potential of over seven hundred employees, compared to over 500 employees in FY23, resulting from annual talent reviews giving visibility of aspirations, development needs and action planning for talent management five levels removed from the CEO.
•Formed two additional Employee Resource Groups (Veterans and Military Service Advocacy and PRIDE) to join our WISE: Women In Stem Empowerment group, each offering allyship, mentorship, and sponsorship programs and opportunities for underrepresented groups in our industry, including women, LGBTQIA+ employees, and veterans. We actively encourage and support our employees to create resource groups, and we provide funding for their activities.

Succession Management and Talent Risk Oversight
One of our Board’s principal duties is to manage our human capital strategies and policies, including reviewing management succession planning for the development, retention, and replacement of executive officers, including the CEO. Its responsibilities specifically include overseeing and monitoring the Company’s policies on growth and development, diversity, equity, inclusion, and belonging; and total rewards through compensation and benefits.
The Board reviews its management succession and retention plans, including for our CEO, annually. Additionally, the Board oversees the risks and exposures associated with management succession planning. Our Board believes that the directors and executive officers should collaborate on succession planning and that the entire Board should be involved in the critical aspects of the management succession planning process, including establishing selection criteria that reflect our business strategies, identifying and developing internal candidates to ensure the continuity and enhancement of our culture, and making key management succession decisions.
The Board and the Talent, Culture, and Compensation Committee discuss management succession in regular meetings and in executive sessions throughout the year as appropriate. Directors can become familiar with potential successors for key management positions through various means, including regular organizational strategy and talent reviews, presentations to the Board, and informal meetings.
The Board and management have made attracting, developing, and retaining the best people globally central to our strategy because our people are crucial to our long-term, global success. We are focused on attracting, developing, and retaining best-in-class teams and continuing to build an inclusive culture.

Growth and Development
We have worked to build vitality and visibility in our talent pipeline. We work to develop talent to support our continued growth in our core competency of producing durable electronics and in our contract manufacturing services for non-electronic components, medical disposables, drug delivery solutions and precision molded plastics. We continue to emphasize human-centered and purpose-driven philosophies and methodologies to create a workplace where our people can be the best version of themselves so that we execute our business strategies and create impactful careers. We continue to mature as a company by creating talent, systems, and new organizational structures to coordinate priorities and enhance collaboration.
We leverage the talent we bring into our organization through our future-focused, individualized performance management practices. Our people deserve more than a rating, so we empower them to own and drive their personal and professional development within the context of our overall business plan so that we meet real needs, not rules. We use accomplishments, aspirations, and challenges to qualitatively determine development needs. Our leaders are coaches who model our values, align expectations, and adapt to our people’s needs. With a commitment to the role they play in our success, our people make our Company whole.
We deeply care for our people, want to protect what is good about our culture, and are continuously improving the sense of importance and urgency around people development. We use a well-respected, evidence-based behavioral assessment tool known as the Predictive Index as a key data source about our leaders’ natural behavioral drives. We complement this evidence with managers’ observations of their people’s aspirations, motivations, cognitive agility, and job performance to gain insights to development gaps and impactful action planning. We augment these conversations with performance and succession management modules in Workday, our Human Resources Information System.
Our Leadership Development strategy is to prepare our leaders by utilizing a structured, high-impact, culturally congruent program based on our Leading, the Kimball Way capabilities:

•Be a catalyst for growth
•Have an enterprise mindset
•Show courage
•Build followership
•Cultivate talent

The design of our Leading, the Kimball Way journey is grounded in research about effective behavior change and leadership development. We start the journey by focusing on leading selves before transitioning to leading teams, and, finally, leading at the enterprise. On this leadership development journey, we build capabilities of advocacy and inquiry in our leaders, especially as it relates to leading others. Our growth and development efforts aim to close identified gaps in leadership capabilities required to execute our business strategy by designing leadership development that leverages face-to-face education, virtual learning, peer learning, mentoring, and developmental feedback.
We train all our employees, our executive officers, our Directors, and our contingent workers annually and through targeted, supplemental sessions throughout the year on our Code of Conduct, which outlines our ethics, human rights, labor regulations, and anti-discrimination practices. We strive to have all our employees worldwide complete discrimination and harassment training on an annual basis. We annually audit both our compliance with this goal and our responses to issues raised to our global hotline (including those related to our Guiding Principles, Code of Conduct, Supplier Code of Conduct, ethics, bribery, and anti-corruption) and we report hotline activity to our Board of Directors and NESG Committee each quarter. Our annual core compliance curriculum also includes courses on Foreign Corrupt Practices Act (FCPA), business ethics and essentials, and information security. We do not tolerate discrimination and harassment in our workplaces. As part of monitoring our compliance with our Guiding Principles and Code of Conduct, we continue to prioritize responding to and remedying reports to our human resources teams and our global hotline, addressing a variety of issues through guidance, review, and/or investigation. To make them more accessible and easily understood, we have translated both the Guiding Principles and Code of Conduct into eight languages for employees in each of the countries in which we operate.
At Kimball Electronics, we believe our organizational structure, information systems, and personal skills development maximize our people’s flexibility to respond to our customers on their terms, as our consistently high Guiding Principles survey scores demonstrate. We are realizing the positive effects of the time, energy, and attention our leaders are devoting to our People Strategy.

Diversity, Equity, Inclusion, and Belonging
Our worldwide workforce includes approximately 7,000 people: approximately 1,200 employees in the United States and approximately 5,800 located across Europe, Asia, and Latin America. As our Guiding Principles say, we want employees to share in their company's success, both financially and through personal growth and fulfillment. Our people have built Kimball on the tradition of pride in craftsmanship, mutual trust, personal integrity, respect for dignity of the individual, a spirit of cooperation, and a sense of family and good humor. We seek to enhance this culture as we grow, and we seek a diversified group of employees who can be committed to preserving and enhancing our values.
We value and work to promote a diverse, equitable, and inclusive work environment. We are committed to holding ourselves accountable, to taking action to continuously improve our policies and practices, and to upholding the principles that encompass diversity, inclusion, equity, and belonging as outlined in our Diversity, Equity, Inclusion and Belonging (“DEI&B”) statement. Our strategy is to achieve excellence in customer service, employee relations, and business objectives through creativity, responsiveness, and innovation resulting in increased well-being, a sense of belonging, and meaningful work for our employees. We actively promote DEI&B, and incorporate DEI&B into our culture, values, and strategies. To identify opportunities to improve our recruiting efforts and enhance the inclusiveness of our workplace culture, we collect and regularly review with our leadership team various diversity statistics related to gender, ethnicity, age, military service, disability, and other attributes. We also provide an annual report on the diversity of our employees to the Board of Directors.
At Kimball Electronics, we define Diversity, Equity, Inclusion, and Belonging as:

DIVERSITY	EQUITY	INCLUSION	BELONGING
The facts that illustrate the mix of human differences and similarities in our workplace and our communities in which we live and work.	The process and promise that each employee has fair, impartial and equal access to opportunities and advancement within the organization regardless of their diversity demographics.	The behaviors that unlock the power of a diverse organization by ensuring individuals can bring their whole selves to work and diverse skillsets, mindsets, and experiences are valued.	The emotions that result from the behaviors, processes and representation when perspectives, experiences, and differences are valued resulting in meaningful connection.

We continue to execute on our commitment to DEI&B by striving toward the corporate goals we outline in our Global Human Rights Policy on our website, including by increasing representation of underrepresented groups in the technology and manufacturing industries (Women, Black, Latino/a, Asian, Indigenous, Multiracial, LGBTQ, People with Disabilities, and Veterans) globally at the executive and senior management levels. Our diversity initiatives, overseen by management and our Board include targeted recruitment initiatives aimed at these underrepresented groups; training and guidance regarding diversity; and performing diversity reviews at different management levels and facilities within the company. In fiscal year 2024, we created two additional Employee Resource Groups (Veterans and Military Service Advocacy and PRIDE) to join our WISE: Women In Stem Empowerment group, each offering allyship, mentorship, and sponsorship programs and opportunities for underrepresented groups in our industry, including women, LGBTQIA+ employees, and veterans. We actively encourage and support our employees to create resource groups, and we provide funding for their activities.
We know our strength as an employer of choice is in a diverse and equitable talent pipeline, so we use an evidence-based approach to focus our efforts on the attraction, retention, and promotion of the most qualified individuals. We actively seek highly qualified, diverse candidates (including diversity of experience and expertise) for consideration when we make recruitment and hiring decisions. We also:
•Implement various software tools and platforms to increase inclusive language within our job postings, marketing pieces, and total rewards branding to increase diversity in candidate pools and to access passive candidates resulting in more diverse candidate slates; and
•Hold leadership accountable for diversity, equity, inclusion, and belonging outcomes.
These initiatives ensure that our leadership will reflect our organization and the communities in which we operate.
We are proud of our diversity: in the U.S., more than half of our workforce and executive management team is made up of underrepresented groups in the technology and manufacturing industries that we describe above. We have long benefited from gender diversity on our Board, and women contribute to our business at the highest levels of senior leadership. In fact, each year since we became a public company in 2014, we have been recognized by 50/50 Women on Boards for having a Board comprised at least 20% of women. Three of our Independent Directors are female along with 50% of the Board’s leadership, 57% of our executive leadership team, and 33% of all management. Our global workforce is approximately 52% female.
We utilize contingent workers (including temporary workers and those employed by agencies or as independent contractors) to augment staffing during peak business cycles and to fill certain open positions on a temporary basis when appropriate. However, our strategy is to limit the use of contingent labor and to convert contingent labor to regular employment. As of the end of fiscal year 2024, we had two contingent workers, one of whom was female.

Below is a breakdown of our employee diversity, gender diversity by management level, and gender diversity by age group. Senior management includes managers who report to our CEO or at the second level away. Middle management represents managers more than two reporting levels from our CEO.

In the United States, 24% of our workforce is racially or ethnically diverse. Further, 4% of our US workforce self identifies as having a disability and 5% self-identifies as a veteran. To support our DEI&B objectives, we have an enterprise-wide target and expectation that 100% of the candidate slates for Board of Directors, executive, and director-level employee positions include candidates from underrepresented groups. In the United States, for fiscal year 2024, hiring was additive for African American, American Indian, and our Hawaiian or Other Pacific Islander populations. Additionally, hiring and promotion were additive to our and Hispanic and our Two or More Race populations in our United States workforce.

Total Rewards: Compensation and Benefits
The Kimball Electronics Total Rewards philosophy is built on the foundation of our Guiding Principles; specifically, we want employees to share in their company’s success, both financially and through personal growth and fulfillment. We expect and reward excellent performance of our teams around the globe. Our variable compensation structure allows flexibility in response to workforce fluctuations in addition to providing an incentive for our employees to earn incremental compensation dependent on roles, responsibilities, and results.
Our compensation philosophy is to link potential and personal performance to base pay, and variable incentive pay to financial results and operational metrics. This philosophy is a core element of our Company’s culture. Under this philosophy, we link base pay to performance, effort, market, and local demand. Increases in compensation are based on continuous improvement and career development. We link the variable incentive portion of our pay to financial results and operational metrics for each of our locations and across our enterprise. We believe these incentives drive collaboration, cooperation, personal development, and continuous improvement that help us attain our financial and operational metrics within our priorities of focus.

To support the long-term financial health of our workforce beyond their cash compensation, we also offer an immediately vested company match for our retirement plan participants in the U.S., along with auto-enrollment in target date funds and annual automatic increases in deferral rates. As a public company, all of our employees globally are eligible to purchase our common stock directly and, where permitted by law, through our retirement plan. Our best-in-class plan design results in consistent participant and plan health metrics at or above the benchmarks from our plan administrator, Vanguard. As of the end of fiscal year 2024, 91% of our eligible employees were participating in our 401k plan, well above Vanguard’s benchmark of 78% and above the participation rates of others in our industry. This benefit supports our Guiding Principles that we want employees to share in their company's success, and that we embrace the attitudes of personal autonomy and empowerment.
To attract talent to execute our business goals, we conduct regular market studies in all the locations where we operate around the world. The total rewards package that we offer our employees in addition to their cash compensation supports their financial health and personal wellness. However, deciding on an appropriate market value for the total rewards package can be complex and requires adequate data and informed judgment so that each global location’s benefits package is relevant and responsive to the local market. We have continued to increase the quality and quantity of our benefits offered locally while maintaining cost effectiveness globally. To increase transparency for our employees into the value of their total rewards package, our employees have access to a self-service feature in our human resources information system that outlines for each of them the monetary value of their benefit elections, since those elections, and our resulting contributions toward them, complement cash compensation. This feature provides a comprehensive view of the entire total rewards package each employee earns at our company. One of our People Guiding Principles is the importance of open, non-defensive communication, and these elements of our benefit programs and how we communicate them to employees support this principle.

Health and Safety
Our priority has always been the health and safety of our employees. Our Safety Management System, programs, employee involvement, and training make us a safer place to work. Our goal is zero injuries, period. We are organized so that each facility location has safety, environmental, and facility (SEF) personnel from the workforce and leadership who are responsible for implementation of best-in-class safety practices. Our practices focus on our employee health, security, and emergency response and help us integrate a culture of safety and emergency preparedness, and it shows in our results.
Qualitatively, we work for continual improvement as we proactively reduce occupational injury and illness risks or hazards while promoting the health and well-being of our employees and our stakeholders. Our quantitative target is to maintain a total recordable incident and lost time injury rates globally that are less than half of the rates reported by the U.S. Department of Labor’s Bureau of Labor Statistics (BLS) Survey of Occupational Injuries and Illnesses for our industry. In 2022, the most recent data available from the BLS Survey, the total recordable incident rate for the “Printed circuit assembly (electronic assembly) manufacturing” industry was 0.9 and the lost time injury rate was 0.4. Our stakeholder-focused, risk-based approach to continuous monitoring of employee health and safety has led to rates well below those of both our industry and our quantitative targets, as we disclosed in our calendar year 2023 Guiding Principles Report.

Safety Metric (1)	CY2023	CY2022	CY2021	CY2020
Total Recordable Incident Rate	0.19	0.26	0.27	0.47
Lost Time Injury Rate (LTIR)	0.06	0.09 (2)	N/A	N/A
Near Miss Frequency Rate	0.59	1.34 (2)	N/A	N/A
Workplace Fatalities	0	0	0	0
(1)Incident rates are defined as the number of work-related injuries or illnesses serious enough to require treatment beyond first aid. Lost time injury rates are defined as a work-related injuries or illnesses resulting in time away from work. Near miss injury rates are defined as the number of incidents in which no personal injury occurred but could have but for a slight circumstantial shift. All rates are per 200,000 hours worked and are reported by calendar year. Our case rates include all of our operations, employees, and contingent workers globally. None of our contingent staff were injured in 2023. Additional detail is available in our calendar year 2023 Guiding Principles Report available on our website at https://www.kimballelectronics.com/sustainability.
(2)We first began tracking global aggregate statistics based on BLS definitions in these metrics in January 2022.

Each year, we strive to improve our safety metrics and maintain rates well below our industry’s average by ensuring regular communication and sharing of best practices among our SEF personnel through twice-monthly teleconferences and an annual face-to-face meeting that we hold at one of our global facilities. We conduct regular assessments to ensure that all facilities comply with our SEF standards and other applicable regulations. As our Guiding Principles remind us, offering ideas for improvements and new products is an opportunity we all share, and a responsibility we must all accept. We continue to promote and reinforce an entrepreneurial spirit — a conviction that growth and continuous improvement is everyone’s job.

Stakeholder Engagement and Philanthropy
Our Board and management team engage on a year-round basis with a range of stakeholders, including not only our Share Owners, but also our workforce, our vendors, our customers, and our communities. Our engagement program includes maintaining formal global councils and task forces within our Company on subject matters including human resources and employee engagement; SEF; enterprise information security and cybersecurity; customer relationship management, materials management; supplier quality; quality systems; digital processes; community engagement/outreach; and business planning. Each of our councils and task forces holds regular meetings either monthly or quarterly, throughout the year, and additionally as warranted, to collaborate and engage with their own internal and external stakeholders. They each report back to our executive team and our Board. Our global councils provide us a system to consult and engage with our internal and external stakeholders formally and to offer them ongoing opportunities to provide feedback in support of our sustainable growth.
We are members of the Responsible Minerals Initiative and we work closely with the Indiana Partners for Pollution Prevention and the Indiana Environmental Stewardship Program. We maintain a Supplier Code of Conduct based on the Responsible Business Alliance’s industry standard that, together with our Global Human Rights Policy, embody a set of standards on social, environmental, governance, and ethical issues in supply chains. From company-wide events and giving opportunities to targeted ones like our legal department’s pro bono program, we give back to our communities and stakeholders in substantive and charitable ways. All of these steps help us meet our stakeholder needs, regulatory requirements, and DEI&B goals; contribute to the prosperity and quality of life of our global community; and deliver long-term, sustainable profits for our Share Owners.
One of our Guiding Principles is to strive to help our communities be great places to live. We live this Guiding Principle and further the goals of our Policy on Philanthropic Donations and Non-Commercial Sponsorships when we contribute and encourage our employees to contribute to our local communities. As we discussed in our calendar year 2023 Guiding Principles report, we donated $310,304 worth of treasure, time, and talent (including over 3,300 hours of paid employee time) to help worthy causes worldwide. We strive to donate up to 1% of our net income to worthy causes annually. For more information on our efforts, please see our latest Guiding Principles Report at www.kimballelectronics.com/sustainability.

Measuring and Sharing How We Live Up to Our Guiding Principles
We work hard to mitigate turnover risk by consistently and formally surveying our workforce, including all full- and part-time employees. We survey every employee each year about how well we are living up to our People Guiding Principles by asking them to anonymously rate us on a scale from 1 (low) to 10 (high). The survey results continue to show that the vast majority of our employees would recommend KE to friends and family as a strong employer with which to seek a career. We have exceeded our target scores for the last ten years by earning over an 8.0 out of 10.0 overall rating on our ultimate Guiding Principles measure.

We conduct our Guiding Principles survey every year in the spring. After its completion, each local management team receives qualitative and quantitative feedback and is responsible for crafting improvement plans based on our people’s inputs. Also, we use the Predictive Index and Emotional Quotient Inventory (EQ-i) tools to encourage building teams with diverse thoughts, tendencies, and expertise to strengthen outcome execution. We aim to assess our vendors, suppliers, and third-party partners to facilitate decision making about our own supply chain, prioritizing those suppliers who mirror our own Guiding Principles and inclusion beliefs.
We continue to be leaders in sustainability and sustainability reporting, taking a proactive approach to measuring our progress and transparently reporting our progress. Our objective is to provide stakeholders with high quality and comprehensive environmental, social, and governance reporting on the material topics for stakeholders—our customers, employees, communities, investors, and suppliers. We published our new Guiding Principles Report this year for calendar year 2023, including disclosures prepared in accordance with the Global Reporting Initiative (GRI) Standards and GHG Protocol. The report is also aligned with the United Nations (UN) Sustainability Development Goals (SDG) and Global Compact (UNGC), the Sustainable Accounting Standards Board (SASB) Electronic Manufacturing Services & Original Design Manufacturing Standard, and the Task Force on Climate-related Financial Disclosures (TCFD) framework. The Guiding Principles Report builds on our demonstrated commitment to transparency and focuses on how our business materially impacts people, the environment, and the economic well-being of our stakeholders.
We continue to monitor the evolution of frameworks and standard setters, such as the International Sustainability Standards Board, as we measure how we live up to our Guiding Principles. For our calendar year 2023 Guiding Principles Report, Kimball Electronics engaged an independent third party, Keramida, to perform a review engagement to obtain limited assurance on our disclosures presented in accordance with the GRI Standards and our Scopes 1, 2, and 3 carbon emission disclosures presented in accordance with the GHG Protocol. You can find our comprehensive annual disclosure of our sustainability performance, including our Guiding Principles Report and the results of our Guiding Principles survey, on our website at https://www.kimballelectronics.com/sustainability.

PROPOSAL 2: SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively the “Deloitte Entities”) audited the Company’s financial statements for the fiscal year ended June 30, 2024. The Deloitte Entities have been our independent auditor since our spin-off in 2014. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm because the Audit Committee believes that it is important for the registered public accounting firm to maintain independence and objectivity. As part of its engagement decision, the Committee determined there are significant benefits to having an independent auditor with an extensive history with the Company, including:
•Higher quality audit work due to the Deloitte Entities’ institutional knowledge of our global business, accounting policies and practices, and our internal control framework; and
•Operational efficiencies and resulting fee savings because of the Deloitte Entities’ history and familiarity with our business.
In addition to the reasons discussed above, the Committee selected Deloitte based on:
•Performance on past audits, including the expertise of the engagement team;
•Experience, client service, and responsiveness;
•Leadership, management structure, and ethical culture; and
•Fees charged in relation to the scope of work performed.
Representatives of the Deloitte Entities will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees

	Deloitte Entities
	2024	2023
Audit Fees(a)	$1,482,258	$1,282,592
Audit-Related Fees(b)	—	6,407
Tax Fees(c)	95,709	37,071
All Other Fees(d)	1,895	1,895
Total	$1,579,862	$1,327,965
(a)Audit fees include fees and out of pocket expenses paid or expected to be paid for the audit of the annual financial statements, the review of consolidated financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year.
(b)Audit-related fees consist primarily of fees paid or expected to be paid for an income tax benefit compliance audit.
(c)Tax Fees consist of fees paid or expected to be paid for tax compliance and related tax services.
(d)All Other Fees consist of fees paid for an accounting research tool.
Consideration of Services Provided by the Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee has established a pre-approval process for services provided by the independent registered public accounting firm that complies with the requirements of the Sarbanes-Oxley Act of 2002. A description of the pre-approval process is attached to this Proxy Statement as Appendix A. The Audit Committee has considered whether all services provided are compatible with maintaining the independent registered public accounting firm’s independence in accordance with this process and has determined that such services are compatible.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. During the fiscal year ended June 30, 2024, the Audit Committee was comprised of at least three directors as required per the Audit Committee Charter. All members of the Audit Committee meet the independence and experience requirements of The Nasdaq Stock Market LLC and the Securities and Exchange Commission (“SEC”) and are considered audit committee financial experts under SEC rules.
Management is responsible for the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for auditing and expressing an opinion in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) on the Company’s consolidated financial statements.
In connection with these responsibilities, the Audit Committee met with management and Deloitte to review and discuss the June 30, 2024 financial statements, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under standards established by the SEC and the PCAOB. The Audit Committee also has received the written disclosures and a letter from Deloitte in accordance with the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from the Company and management. In addition, the Audit Committee considered whether Deloitte’s independence would be jeopardized by providing non-audit services to the Company.
The Audit Committee reviewed the overall scope of the audits performed by the internal auditor and Deloitte. The Audit Committee met with the internal auditor and Deloitte, with and without management present, to discuss the results of the audits of the Company’s consolidated financial statements and the overall quality of the Company’s financial reporting.
It is not the duty of the Audit Committee to perform audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and Deloitte. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte. Based on the Audit Committee’s discussions with management and Deloitte, and the Audit Committee’s review of the representations of management and Deloitte, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024, filed with the Securities and Exchange Commission.

Respectfully submitted,
The Audit Committee
Tom G. Vadaketh (Chairperson)
Gregory A. Thaxton
Gregory J. Lampert
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected the Deloitte Entities to be the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.
Ratification is not required by law or our By-Laws. We are submitting the selection of the Deloitte Entities to our Share Owners for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our Share Owners.

The Board of Directors recommends that you vote “FOR” ratification of the selection of the Deloitte Entities as the Company’s independent registered public accounting firm.

Information About Our Executive Team
Kimball Electronics’ executive officers as of the date of this Proxy Statement are: Richard D. Phillips, Chief Executive Officer; Adam M. Baumann, Chief Accounting Officer; Jana T. Croom, Chief Financial Officer; Jessica L. DeLorenzo, Vice President, Human Resources; Douglas A. Hass, Chief Legal & Compliance Officer, Secretary; Steven T. Korn, Chief Operating Officer; Kathy R. Thomson, Chief Commercial Officer; and Isabel S. Wells, Chief Information Officer.
Because Mr. Phillips is also a Director, we have included his biographical information in the section Election of Directors.

	Adam M. Baumann	Chief Accounting Officer

Mr. Baumann was appointed Chief Accounting Officer effective July 1, 2023. He joined Kimball Electronics in April 2019 as Assistant Corporate Controller, and served as our Corporate Controller since March 2021. Mr. Baumann was previously employed by Vectren Corporation from 2009 to 2019 and Ernst & Young, LLP from 2003 to 2009. Mr. Baumann’s previous roles with Vectren Corporation included Manager, External Reporting & Accounting Research and Manager, Regulatory Implementation & Analysis. Mr. Baumann graduated from Indiana University with a degree in Accounting and Finance and is a Certified Public Accountant.
Executive Officer since 2023

	Jana T. Croom	Chief Financial Officer

Ms. Croom was appointed Chief Financial Officer effective July 1, 2021. She joined Kimball Electronics in January 2021 in the role of Vice President, Finance. Prior to joining Kimball Electronics, she held the position of Vice President, Financial Planning and Analysis for NiSource Inc., one of the largest fully regulated utility companies in the United States, since August 2019. From 2012 through 2019, Ms. Croom held positions at NiSource including director roles in operations planning, state finance, and regulatory affairs. Ms. Croom has more than 20 years of experience in various areas of finance, is a graduate of the College of Wooster and earned a master’s degree in Business Administration from the Fisher College of Business at The Ohio State University.
Executive Officer since 2021

	Jessica L. DeLorenzo	Vice President, Human Resources

Ms. DeLorenzo was appointed Vice President, Human Resources in 2018. She provides Kimball Electronics with HR strategies to support people development, business growth, and continuous improvement aligned with our Guiding Principles and worldwide regulatory requirements. She is responsible for providing leadership to our global operations and HR Managers in the development and implementation of effective ‘Employer of Choice’ philosophies and execution of our talent management framework. Ms. DeLorenzo joined Kimball Electronics in 2015 in the position of Director, Organizational Development. Before joining Kimball Electronics, she held the position of Director, Student Services at Vincennes University from 2011 through 2015. Ms. DeLorenzo graduated from Rice University with a degree in Psychology and from Louisiana State University in Shreveport with a Master of Science in Human Services Administration.
Executive Officer since 2018

	Douglas A. Hass	Chief Legal & Compliance Officer, Secretary

Mr. Hass was appointed Chief Legal and Compliance Officer and Secretary effective January 1, 2022. He joined Kimball Electronics in August 2020 as Associate General Counsel and Assistant Secretary. Before joining Kimball Electronics, Mr. Hass served as General Counsel and Secretary of Lifeway Foods, a dairy company listed on Nasdaq, from 2016 through 2020, where he received First Chair’s prestigious Top General Counsel award in 2019. Mr. Hass has more than 25 years of legal, management, operations, and network security experience, centered on technology-intensive telecommunication companies and electronics manufacturers. He is a Past Chair of the Association of Corporate Counsel’s Employment and Labor Law Network, a group of nearly 7,000 labor and employment attorneys worldwide. Mr. Hass holds a Juris Doctor, magna cum laude, from Indiana University Maurer School of Law in Bloomington, Indiana.

Executive Officer since 2022

	Steven T. Korn	Chief Operating Officer

Mr. Korn was appointed Chief Operating Officer effective July 1, 2023. Previously, he was our President, Global Electronics Manufacturing Services Operations since 2020. He joined Kimball Electronics in December of 2004, and served as our Vice President, North American Operations and Global Supply Chain from our spin-off in 2014 through 2020. He has over 30 years of EMS experience in Operations Management, Business Development, and Engineering Management. Mr. Korn graduated from South Dakota School of Mines and Technology with a degree in Mechanical Engineering.
Executive Officer since 2014

	Kathy R. Thomson	Chief Commercial Officer

Ms. Thomson was appointed Chief Commercial Officer effective July 1, 2023. Previously, she was Vice President, Global Business Development and Design Services since 2018. Prior to joining Kimball Electronics, Ms. Thomson held the position of Vice President of Business Development for Creation Technologies from 2012. She has more than 20 years of Electronics Manufacturing Services experience and has held positions of increasing responsibility with Creation Technologies and Plexus Corp. Ms. Thomson earned both her Bachelor of Arts in business administration and her MBA from Lakeland University.
Executive Officer since 2018

	Isabel S. Wells	Chief Information Officer

Ms. Wells was appointed Chief Information Officer in April 2022. She has global responsibility for our information technology and computing systems, including cybersecurity. She leads global IT strategy and efforts in leveraging applications and analytics to drive operational performance improvements as part of Industry 4.0 and the digital transformation of manufacturing. Prior to joining Kimball Electronics, Ms. Wells was Vice President of Information Technology at Avery Dennison, a Fortune 500 materials science and manufacturing company, since 2019 where she was responsible for IT Strategy, Digital Innovation, and Portfolio Management, among other responsibilities. From 2011 through 2019, Ms. Wells held senior director roles at Avery Dennison in Enterprise IT Service Management and Enterprise IT Services. Ms. Wells holds a BSc in IT, Business Management, and Languages from the University of York, UK, and a certificate in Digital Leadership Acceleration from UC Berkeley.

Executive Officer since 2022

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components, and additional aspects of our fiscal year 2024 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information for our named executive officers (“NEOs”) in fiscal year 2024 identified below.

Richard D. Phillips	Chief Executive Officer
Jana T. Croom	Chief Financial Officer
Steven T. Korn	Chief Operating Officer
Kathy R. Thomson	Chief Commercial Officer
Douglas A. Hass	Chief Legal and Compliance Officer, Secretary
The content of our CD&A is organized into four sections.
CD&A Table of Contents
I. Summary of Our Fiscal Year 2024 Performance and Executive Compensation Program
FY 2024 Business Highlights
•Net sales totaled $1,714.5 million, the second highest year in the history of the Company
•Adjusted operating income of $74.3 million, or 4.3% of net sales
•Inventory reductions of $112 million, or 25%, year-over-year
•Cash flow generated from operating activities of $73 million
Key Aspects and Designs of the FY 2024 Executive Compensation Program
To achieve its executive compensation program objectives, The Talent, Culture, and Compensation Committee (the “Committee”) used the components of compensation set forth below for fiscal year 2024, including (i) an annual base salary, (ii) short-term cash incentives through our Profit Sharing Incentive Bonus Plan, and (iii) long-term equity incentive compensation awarded under our 2023 Equity Incentive Plan (the “2023 Plan”). The Committee regularly reviews all components of the program to verify that each executive officer’s total compensation is consistent with the Committee’s compensation philosophy and objectives, that its component mix and performance measures support the execution of our strategy, and that it is reasonable and appropriate given the scope and complexity of each NEO’s role, their capabilities, and the prevailing market conditions for their services.

A substantial portion of our target total direct compensation for our executives is variable incentive compensation and therefore at-risk: 81% for our CEO (19% short-term and 62% long-term) and 64% for our other NEOs (14% short-term and 50% long-term) in fiscal year 2024. Base salary is the only fixed component of direct compensation. A summary of the key aspects, designs, and actions appears in the table below.

Component and Rationale	CEO Proportion (1)	NEO (2) Proportion (1)	Performance Measure Components	Performance Period	Characteristics	2024 Actions
Base Salary Appropriate level of fixed compensation that will promote executive recruitment and retention.				Ongoing	Fixed cash	Adjusted base salaries of Mr. Korn, Ms. Thomson, and Ms. Croom based on roles, market considerations
Annual Short-Term (Cash) Incentives Variable pay to incentivize and recognize performance in areas of short-term strategic importance to link compensation with our financial success.			Economic Profit	One Year	Performance-based cash	Above target payout of 45% of base salary (111% for CEO) awarded based on FY24 economic profit of $7.584M
Long-Term (Equity) Incentives

Equity-based pay to incentivize and recognize performance in areas of long-term strategic importance, promote retention and stability, and align executives with Share Owners.
Performance Shares
			Three-year Profitability Attainment (operating income vs. strategic plan goals) Three-year Growth Attainment (Our 3-year Revenue CAGR vs. EMS industry 3-year Revenue CAGR)	Three Years	Cliff-vested performance shares	Issued FY24-FY26 grants to NEOs; Awarded FY22-FY24 PSUs at 99.4% of total (49.4% for profitability attainment, 50% for growth attainment)
Restricted Shares
				Three Years	Incrementally vested restricted shares	Issued FY24-FY26 grants to NEOs
(1) Proportion represents the base salary, target annual incentive award, and grant date fair market value of long-term incentives granted in fiscal year 2024 (with performance share grants measured at target).

(2) Represents the average of all NEOs for fiscal year 2024, other than the CEO. Percentages are rounded.

II. Compensation Philosophy and Governance
Compensation Philosophy
Kimball Electronics applies a consistent philosophy to compensation for all employees, including management. We link annual base salary to performance, contribution, leadership, market, and demand for talent. The variable incentive portion of pay is linked to financial results and operational metrics. We believe it is important to have a significant portion of our variable compensation at risk for our salaried employees, especially our executive officers. This incentivized structure drives collaboration, cooperation, personal development, and continuous improvement to create long-term Share Owner value by:

Rewarding Performance	Base salary is designed to reward annual achievements, demonstrated leadership abilities, and management effectiveness. All other elements of compensation focus on motivating the executive to grow sales, achieve superior financial results, and attain personal goals that are aligned to our strategic plan.

Aligning with Share Owners’ Interest	Our objective is to align the interests of the executives with our Share Owners by strongly linking both short-term and long-term compensation to Company financial performance. Improved Company performance leads to improved stock prices and increased Share Owner value.

Attracting, Motivating and Retaining Executive Talent	Our objective is to attract, motivate, and retain our executives by using key elements of compensation that provide better opportunity for financial rewards when compared to other similar professional opportunities.

Strengthening Collaboration	Our objective is to strengthen collaboration by allocating a portion of employees’ compensation as a variable incentive based on results achieved together as a team.
Compensation Program Governance: How We Make Compensation Decisions
The Committee, which is responsible for overseeing the compensation program for all executive officers, plays a key role in designing and administering the Company’s executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the Committee.
Key considerations affecting the determination of executive compensation include:

Responsibilities	The scope and breadth of the duties and level of responsibility undertaken.
Leadership	Demonstrated ability to lead an organization.
Performance	Consistent, sustained financial and operating performance.
Potential	Demonstrated capacity and aspiration to grow into more responsible leadership positions.
Development and Execution of Strategy	Record of developing strategic plans and delivering on them.
Personal Development	Demonstrated willingness to learn and grow professional and leadership skills.
Promotion of Company Culture and Values	Demonstrated commitment to modeling of our Mission and Guiding Principles and ethical behavior.
Company Results	Demonstrated teamwork and support of our goals and performance.
Market Reference	Comparison of executive compensation to industry or other relevant compensation data.
Attraction and Retention	Compensation at appropriate levels to attract and retain talented executives.

The Committee also regularly reviews principles of good governance and market pay best practices to monitor the Company’s compensation process to ensure alignment to creating Share Owner value. To that end, we are committed to maintaining the following best practices:

	What We Do		What We Don’t Do
✓	Promote a long-term focus through multi-year vesting and performance requirements.	✗	Apply rigid categorical methodologies or formulas in setting the components, level, and mix of executive compensation.
✓	Provide a long-term incentive program for executive officers comprised primarily of performance-based equity.	✗	Offer uncapped cash or equity incentive plans.
✓	Include minimum and maximum thresholds for long-term incentive payouts, so executive officers have both upside and downside opportunities.	✗	Enter into long-term employment agreements with executives.
✓	Maintain a robust director and executive stock ownership policy that helps align the interests of our Share Owners with our directors and executive officers.	✗	Provide “single trigger” change-in-control provisions.
✓	Require executives to retain 100% of all net shares (post-tax) that vest until achieving their stock ownership requirements.	✗	Offer tax gross ups on perquisites or severance for executives.
✓	Review the metrics for our cash and equity awards annually.	✗	Guarantee cash or equity bonuses or salary increases.
✓	Include a metric in our performance-based equity awards based on performance relative to our industry to reward significant positive outperformance.	✗	Allow any short sales, pledging, hedging, or trading in derivatives of our securities.
✓	Deliver short and long-term awards based on clear formulas.	✗	Maintain evergreen equity plans.
✓	Utilize a third-party compensation consultant to advise on market, peer, and best practices for executive compensation.	✗	Reprice or replace underwater equity awards.
✓	Maintain a strong clawback policy to ensure accountability.	✗	Issue equity awards at below-market exercise rates.
✓	Require a minimum one-year vesting period for performance shares and restricted stock granted under our stock plan.	✗	Pay dividends on unvested stock awards.
Role of the Talent, Culture, and Compensation Committee and of the CEO
The Committee sets the CEO’s compensation and approves the compensation of the other executive officers in consultation with the CEO, who directly supervises those executive officers throughout the year. The Committee gives significant consideration to the recommendation of the CEO, but the final compensation decisions affecting our executive officers are within the Committee’s purview. No other roles are taken by the executive officers in setting their compensation, except for discussion of their individual performance with the CEO and Vice President, Human Resources. The Committee uses competitive information as one of multiple reference points to inform its decisions about overall compensation opportunities and specific compensation elements, generally targeting at least the 25th percentile for total target direct compensation levels. When appropriate, the Committee also takes into consideration the accounting and tax treatment of the compensation and benefit arrangements for our NEOs.
We set individual performance goals for each executive at the start of the fiscal year. In addition, we provide executives with feedback related to their leadership and results execution through the annual talent review and performance management process, which results in a personal development plan reviewed and approved by the CEO and Vice President, Human Resources.

Consistent with our performance-driven compensation philosophy, the Committee allocates a significant portion of our NEOs’ total compensation to variable, at-risk pay elements (performance-based short- and long-term awards). Our executive compensation program uses the same compensation components for each of our executives but assigns different pay levels due to differing market compensation levels for similar roles. Nonetheless, our compensation program is also designed with internal pay equity in mind so that compensation opportunities are similar for executives with comparable responsibilities, experience, and tenure.
Role of the Independent Compensation Consultant
During fiscal year 2024, the Committee used data from Aon, its third-party compensation consulting firm, in setting executive compensation. Aon was engaged directly by the Committee to advise on levels and components of executive compensation and peer incentive pay practices, and to consult on our peer group composition. The Committee also uses full market compensation studies provided by Aon. The data from Aon included information on base pay, stock awards, and other forms of compensation awarded at comparable companies. The Committee used this data and recommendations from management as a reference point when making compensation decisions during fiscal year 2024 to ensure that the types and amounts of executive compensation were reasonable and competitive.
Compensation-Related Actions for FY 2024 NEO Compensation
The Committee took the following actions on fiscal year 2024 NEO compensation during fiscal year 2023 and early fiscal year 2024:

February 2023	è	May 2023	è	June 2023	è	August 2023	è
Reviewed the peer group and determined to maintain the same peer group for fiscal year 2024 as used for fiscal year 2023.	Considered results of Share Owner advisory vote on our executive compensation (Say on Pay) from our annual meeting. Reviewed and approved NEO compensation levels for fiscal year 2024.	Approved 2023 Kimball Electronics Equity Incentive Plan and recommended to the Board that it approve the plan and place it on the Annual Meeting agenda.

Approved fiscal year 2024 incentive bonus plan profit tiers.
Approved long-term performance and restricted share grants for fiscal year 2024.

Certified fiscal year 2023 economic profit results resulting in approval of issuance of long-term performance shares and incentive bonus plan payments.

Approved 401(k) profit sharing contribution.

Compensation Peer Groups and Peer Selection Process
For compensation planning purposes, the Committee, with input from management and Aon, has constructed a peer group to compare the compensation of our executive officers with that paid by other companies that are similar to us and that we believe compete with us for executive talent. The Committee selected the peer group using objective criteria such as:
•Company size and performance (revenue and operating margin);
•Companies identified as specific competitors for executive and critical talent; and
•Industry classification based on GICS industry sector, primarily those in the electronic components and electronics manufacturing services industries.
The Committee uses competitive compensation data from an annual total compensation study for the executives at the Company and the peer group companies to inform the Committee’s decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee reviews general industry compensation survey data to supplement its review. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

The Committee conducts reviews of the peer group and selection criteria annually to ensure that both are appropriate. Based on its annual review, the Committee adopted the following peer group for comparing our fiscal year 2024 compensation. At the time of our peer group review in February 2023, Kimball Electronics was in the 58th percentile for revenue and 29th percentile for market capitalization compared with the compensation peer group.
Peer Group Used in Compensation Planning for Fiscal Year 2024

Company	Stock Symbol
Bel Fuse Inc.	BELFB
Benchmark Electronics, Inc.	BHE
Celestica Inc.	CLS
CTS Corporation	CTS
Daktronics, Inc.	DAKT
ePlus inc.	PLUS
Itron, Inc.	ITRI
Key Tronic Corporation	KTCC
Knowles Corporation	KN
Methode Electronics, Inc.	MEI
OSI Systems, Inc.	OSIS
Plexus Corp.	PLXS
Powell Industries, Inc.	POWL
ScanSource, Inc.	SCSC
Triumph Group, Inc.	TGI
TTM Technologies, Inc.	TTMI
Universal Electronics Inc.	UEIC
At the time that the Committee reviewed the peer group in February 2023, Kimball Electronics was at the 58th percentile of the trailing twelve-month revenue and the 47th percentile of operating margin of the peer group companies.
2023 Say on Pay Vote
At our 2018 Annual Meeting, a majority of our Share Owners voted in favor of the non-binding, advisory vote on our executive compensation being held every year. Accordingly, at our 2023 Annual Meeting, we held a non-binding, advisory Share Owner vote to approve the compensation paid to our NEOs, commonly referred to as a say on pay vote. Share Owners overwhelmingly supported our executive compensation program, as reflected in our 2023 say on pay vote, with over 98% of votes cast in favor of the proposal. The Committee and the Board determined that no changes needed to be made to our executive compensation policies and procedures solely because of the 2023 vote, and the Committee and the Board continued to apply the same general principles in determining the amounts and types of executive compensation for fiscal year 2024.
III. Fiscal Year 2024 Named Executive Officer Compensation
We awarded our NEOs the following compensation in fiscal year 2024:
Fiscal Year 2024 Base Salary
The Committee approved the base salaries for our NEOs, which the Committee believes will promote executive recruitment and retention and are reasonable and appropriate given the scope and complexity of each NEO’s role, their respective capabilities, leadership, and performance, as well as the prevailing market conditions for their services. The Committee’s approval included increases in Mr. Korn’s base salary of 4.4% and Ms. Thomson’s base salary of 28.3% that reflect adjustments related to both the Committee’s consideration of factors above and their promotions to Chief Operating Officer from President, Global Electronics Manufacturing Services and to Chief Commercial Officer from Vice President, Global Business Development and Design Services, respectively, each effective for fiscal year 2024. The Committee also approved an increase in Ms. Croom’s base salary of 12.5%, an adjustment made to better align her salary with the Committee’s consideration of the factors noted above. The Committee did not adjust Mr. Phillips’s base salary for fiscal year 2024.

Named Executive Officer	FY2023 Base Salary	FY2024 Base Salary	% Increase
Richard D. Phillips	$850,000	$850,000	—%
Jana T. Croom	$400,000	$450,000	12.5%
Steven T. Korn	$455,000	$475,000	4.4%	(1)
Kathy R. Thomson	$300,000	$385,000	28.3%	(2)
Douglas A. Hass	(3)	$340,000	N/A
(1)Promoted to Chief Operating Officer effective for fiscal year 2024.
(2)Promoted to Chief Commercial Officer effective for fiscal year 2024.
(3)Mr. Hass first became an NEO in fiscal year 2024.
Fiscal Year 2024 Annual (Cash) Incentives
Annual (Cash) Incentive Design
We provide annual incentive awards to our NEOs based on our financial performance. The Committee sets a target annual incentive value for each NEO, which is their base salary multiplied by a percentage that can range from 0% to 100% (200% for our CEO). We pay annual incentive awards based on our performance measured against pre-established financial goals, which can range from 0% to 100% (200% for our CEO) of base salary based on the achievement of Plan goals established by the Committee at the beginning of each fiscal year. The Committee ended the individual personal performance bonus pilot program after fiscal year 2023.
Profit Sharing Incentive Bonus Plan Framework
Our NEOs, like all full-time salaried employees worldwide at Kimball Electronics, are eligible to participate in the Profit Sharing Incentive Bonus Plan, which provides participants with an opportunity to receive a cash payment if we achieve certain profitability levels (tiers) for the fiscal year.
The goal of the Profit Sharing Incentive Bonus Plan is to link compensation with the long-term financial success of the Company and Share Owner return. A key aspect of the Plan to accomplish this goal includes the fact that substantially all full-time salaried employees participate in the same bonus plan, which puts all management employees in the same position to encourage growth of economic profit. Substantially all full-time salaried employees have some portion of their compensation “at-risk,” and the variable incentive portion of pay is linked to financial results. The variable incentive can represent a significant part of a Plan participant’s total compensation, thus putting more compensation at-risk and giving them greater incentive to improve economic profit and increase Share Owner value. The higher our economic profits, the more we share with Plan participants. This links directly to our corporate goal of providing exceptional long-term returns to our Share Owners and our Guiding Principle that we want employees to share in our success.
At the beginning of each fiscal year, the Committee assigns a specific amount of economic profit to each tier. Economic profit is a non-GAAP financial measure equal to the amount of net income less the cost of capital. The cost of capital represents the economic cost of a reasonable return on capital that is used in the business. New capital expenditures are excluded in computing the cost of capital for an appropriate period of time (generally 3 years for major facility expansions and 12 months for all other) to encourage needed capital investments. We believe that economic profit provides additional perspective to stakeholders about our performance, and in particular the profits we generate over and above the cost of capital we use to do so.
For our NEOs, the Profit Sharing Incentive Bonus Plan measures economic profit for Company-wide performance. This design emphasizes the importance of our leaders working together as a team to deliver profitable growth on an enterprise level. The Profit Sharing Incentive Bonus Plan establishes potential cash incentive amounts as a range of percentages of the NEO’s salary, with the payout percentage increasing with higher levels of profitability. The Plan also establishes different payout percentage ranges for participants like our NEOs who, by virtue of their responsibilities, are expected to have a greater effect on the Company’s profitability. Our CEO followed by our other NEOs have the greatest amounts at risk of any Profit Sharing Incentive Bonus Plan participants. As the achieved economic profit tier increases, the NEO’s bonus potential increases along with the amount of their total take-home pay that is variable or “at risk” based on our profitability. The Plan is designed to share significantly more bonus at world-class (tier 1 economic profit) performance levels, though its economic profit thresholds also ensure that the amount of each dollar of profit that we share with NEOs is appropriately limited.

The Committee sets the economic profit tiers at the beginning of each fiscal year after considering many factors, including comparisons to the economic performance of the cumulative TSR reference group that we identify in our Form 10-K. For participants to earn target annual incentive compensation, we must earn not only net income but also an economic profit. This provides an important link to Share Owner value: our NEOs share in a portion of the value we create for Share Owners only when we create such value. Accordingly, the Committee sets the threshold for tier 6 so that net income is at or just above $0. Payouts are interpolated between each tier.
Profit Sharing Incentive Bonus Plan: Target Opportunities for NEOs
The following table summarizes the Profit Sharing Incentive Bonus Plan’s cash incentive payout percentages at each economic profit tier for our CEO and other NEOs; the associated economic profit threshold for each tier that the Committee established for fiscal year 2024; and the threshold, target, and maximum opportunities for each NEO:

Performance Level	Economic Profit Tiers	Economic Profit Threshold (in thousands)	CEO (NEO) Bonus Payout as % of Base Salary
Maximum	1	70,127	200% (100%)
	2	50,395	175% (80%)
	3	28,111	150% (60%)
Target	4	1,508	100% (40%)
	5	(12,705)	50% (20%)
Threshold (Net Income: > $0)	6	(52,329)	0%
Achievement of a tier 1 incentive payout for NEOs is very difficult because the Profit Sharing Incentive Bonus Plan is designed to pay maximum cash incentives only if we achieve economic profitability near the top decile of the public companies in the cumulative TSR reference group that we identify in our Form 10-K. The Committee approves the economic profit tiers shortly after the commencement of each fiscal year, usually in late July or early August. The Committee does not have the authority to increase, but can decrease, the amount of any cash incentive for NEOs under the Profit Sharing Incentive Bonus Plan.
Cash incentives earned by our NEOs under the Profit Sharing Incentive Bonus Plan are earned and paid each August after the end of the fiscal year, unless local law dictates otherwise.
Except for provisions relating to retirement, death, permanent disability, and certain other circumstances described in a benefit plan, an NEO must be actively employed on each payment date to be eligible to earn and receive any unpaid installments. If an NEO’s termination of employment is caused by retirement, death, disability, or certain other circumstances described in an applicable benefit plan, the NEO (or beneficiary, in the event of the NEO’s death) will be entitled to receive all cash incentive payments for the previous fiscal year and a pro rata share for the current fiscal year, all to be paid in full within 2½ months after the end of our fiscal year.
FY2024 Annual (Cash) Incentive Outcomes
In July 2024, after the end of the fiscal year, the Committee certified the economic profit that we achieved in fiscal year 2024 and approved the payment of the annual cash incentive. Our economic profit in fiscal year 2024 was $7,584,000, which fell between profit tiers 3 and 4, resulting in an above target payout to our CEO of 111% of base salary and to our other NEOs of 45%. Final results were as follows:

	Phillips	Croom	Korn	Thomson	Hass
Maximum FY2024 cash incentive (% of base salary)	200%	100%	100%	100%	100%
Target FY2024 cash incentive (%)	100%	40%	40%	40%	40%
Total Awarded FY2024 Profit Sharing incentive (%)	111%	45%	45%	45%	45%
Total Awarded FY2024 Profit Sharing incentive ($)	$943,500	$202,500	$213,750	$173,250	$153,000

Fiscal Year 2024 Long-Term (Equity) Incentives
Long-Term (Equity) Incentive Design
The Company’s 2023 Equity Incentive Plan (the “2023 Plan”) permits a variety of stock incentive benefits consisting of restricted stock, restricted share units, unrestricted share grants, incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, and performance units. Under the 2023 Plan, no option or stock appreciation rights may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified without Share Owner approval (except in connection with a change in our capitalization) if the effect would be to reduce the exercise price for the shares underlying the award.
Long-Term (Equity) Incentive Framework: Target Opportunities for NEOs
The Committee calculates each annual grant value opportunity as a percentage of base salary for the NEOs and uses comparisons to pay levels of peer companies as a reference point to inform this equation. NEOs have no voting or dividend rights with respect to the shares granted until earned and awarded. We use the term “grant” to mean the number of shares that we have provided an employee the opportunity to earn, at target, if we attain our goals in a future performance period. We use the term “award” to mean the number of shares out of each grant that an employee earns based on our attainment of our goals in a prior performance period.
When it awards performance shares, the Committee uses a formula to determine the number of shares from each grant the NEO would be eligible to earn after the three-year performance (vesting) period. The formula is a combination of our profitability based on our operating income over the performance period as defined in our operating business plans for the applicable fiscal years ended June 30 (“Operating Income Goal”) and our growth based on a comparison of our three-year Revenue CAGR to the EMS Industry’s three-year Revenue CAGR.
The Profitability Attainment represents 60% of the total cliff-vested award, and the Growth Attainment represents 40% of the total cliff-vested award. The final percentages above are multiplied by those weights to reach the percentage of the total grant that an NEO would be eligible to earn as an award. The Committee approves the Company’s three-year strategic plan each year that contains the Operating Income Goal that serves as the denominator in the Profitability Attainment Percentage.
The Committee applies the following formulas:

Profitability Attainment Percentage =	Operating income for the applicable fiscal years
Operating Income Plan

Growth Attainment Percentage =	Company’s 3-year CY Revenue CAGR
EMS 3-year CY Revenue CAGR

FY2024 Long-Term (Equity) Incentives
For fiscal year 2024, the Committee granted approximately 80% of the long-term incentives in performance share units for our CEO and 64% for our other NEOs, and 20% in restricted shares for our CEO and 36% for our other NEOs. The performance share unit awards vest, if at all, on the third anniversary of the grant date (after fiscal year 2026). The restricted shares vest in annual installments over the succeeding three-year period, subject to the NEO’s continued service.

Type of Long-Term Incentive Vehicle	Proportion of Long-Term Incentive Grant	Vesting Schedules	Metrics (Weighting)	Rationale for Use of Incentive Vehicle
Performance Share Units	64% (80% for our CEO)	Three-year cliff vesting	1) Profitability Attainment (60%) 2) Growth Attainment (40%)	Ties a portion of long- term compensation directly to our profitability and our performance relative to our industry.
Restricted Shares	36% (20% for our CEO)	1/3 in three equal, annual installments	Continuous Service by the NEO (100%)	Aligns the interests of our NEOs with those of our Share Owners because the value of RSUs increases or decreases as the price of our stock changes.
The Committee determined the number of shares to grant to each of our NEOs based on each NEO’s relative level of responsibilities within an overall projected total cost of the awards based on anticipated financial performance for the upcoming fiscal year, as well as on other subjective factors noted above in this section.
The Committee also reviewed and approved the Company’s three-year operating plan for fiscal years 2024 through 2026, including our three-year Operating Income Goal that serves as the denominator in the Profitability Attainment measure for performance shares. The Committee emphasizes profitability on an absolute basis in the Profitability Attainment Goal for performance shares and vests restricted shares over a long-term horizon to remain consistent with our Guiding Principle that Profits are the ultimate measure and to ensure that long-term incentive compensation retains a strong link to Share Owner value: our employees share in a portion of the value we create for Share Owners only when we create such value. The Committee selected a relative measure for the performance shares’ Growth Attainment Goal to require us to outperform our industry for our NEOs to earn incentives above target.

Long Term Incentive Performance Periods (vesting events in blue)
	FY22	FY23	FY24	FY25	FY26

FY22-24 PSUs	Year 1	Year 2	Year 3

FY23-25 PSUs		Year 1	Year 2	Year 3

FY24-26 PSUs			Year 1	Year 2	Year 3
The three-year cliff vesting period for performance shares reinforced the focus of our NEOs on our long-term success, and the resulting value it delivers to our Share Owners, by further aligning their personal financial success with that long-term success. In each case, the performance share grants set forth the number of shares of our stock that the participant was eligible to receive if we achieved the applicable profitability levels and sales growth goals for the fiscal years covered by the grant.
The number of Performance Shares of our Common Stock that our NEOs may earn will be based on the Committee’s assessment after each applicable Performance Period of our goal attainment during that Performance Period.
FY2024 Share Grants (All NEOs): FY2024-2026 Performance and Restricted Shares
The number of Restricted Shares and target number of Performance Shares granted to our NEOs under the 2023 Plan during fiscal year 2024 for the fiscal year 2024-2026 performance periods are listed below. The Restricted Shares will vest, if at all, subject to the NEO’s continued service, in annual installments over the three-year period, beginning one year after grant. The Performance Shares will vest, if at all, following the end of the applicable performance period with the number of shares earned determined based on our performance against the profitability and growth goals set for the applicable performance period, subject to minimums and maximums as described above. There is no minimum number of Performance Shares that an NEO may earn for the FY2024-2026 Performance Share grant, and the maximum that an NEO may earn is 125% of the target number.

FY2024-2026 Performance Period Grants

Named Executive Officer	Target Opportunity (% of Base Salary)	Target Opportunity ($)	Performance Shares Granted (Target Number of Shares) (1)	Restricted Shares Granted (Number of Shares) (1)
Richard D. Phillips	322%	$2,734,840	74,953	18,738
Jana T. Croom	172%	$774,002	17,157	9,359
Steven T. Korn	167%	$794,260	17,331	9,879
Kathy R. Thomson	96%	$370,275	8,006	4,679
Douglas A. Hass	96%	$326,811	7,071	4,125
(1)The number of shares granted was calculated using the closing share price of $29.19 on August 29, 2023, rounded up to a whole number. The Performance Shares vest, if at all, following the end of the respective performance periods, with the number of shares awarded and earned determined based on goal attainment. The Restricted Shares vest, if at all, in annual installments over the succeeding three-year period. Vesting is subject to continued employment except as described in the Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control section in this Proxy Statement. The “Stock Awards” column of the Summary Compensation Table includes the targeted value of these shares.

FY2024 Share Grants (COO Only): FY2024-2028 COO Performance and Restricted Shares Grant
In addition to grants made to all NEOs, in fiscal year 2024, the Committee made grants of Restricted Shares and Performance Shares to our COO, Mr. Korn, under the 2023 Plan for the fiscal year 2024-2028 performance periods. In conjunction with his promotion to COO that was effective for fiscal year 2024 and the reorganized leadership and reporting structures his promotion created, the Committee in November 2023 granted Mr. Korn a COO Performance and Restricted Shares Grant (the “COO Grant”) of 35,033 performance shares and 23,356 restricted shares for a FY2024-2028 Performance Period. The restricted shares represent 40% of the COO Grant and will vest, if at all, in annual installments in years 3-5 of the Performance Period subject to Mr. Korn’s continued employment at the end of each of those years. The remaining 60% of the COO Grant consists of Performance Shares of our Common Stock that Mr. Korn may earn in years 3-5 of the Performance Period depending on his achievement of certain performance metrics related to his position and the development of a new leadership structure reporting to the COO position, as summarized below:

Performance Period	Performance Metric (assessment of achievement of metrics will determine payout between 0%-100%)
Year 3 (FY26)	•Identify current operations team member(s) currently reporting to COO for additional leadership development opportunities
•Identify operations team member(s) that demonstrate sufficient ability to present key business objectives to executive leadership and Board
•Identify operations team member(s)that demonstrate leadership of key project(s) accomplishing those key business objectives
Year 4 (FY27)	•Identify and establish appropriate leadership structure in light of new COO role, complexity and anticipated growth of the Company and its business units, and skills of direct reports
•Complete assessments of individual leaders in new structure and identify coaching/development opportunities for those leaders to improve talent pipeline and business continuity
Year 5 (FY28)	•Establish rotation of leadership assignments based on new structure and individual leaders identified in Year 4
•Direct reports are rated as exceeding expectations in Leading, the Kimball Way leadership development program
•Identify additional candidates among direct and indirect reports for leadership assignments
The opportunity presented by the COO Grant is summarized below:

Named Executive Officer	Maximum Opportunity (% of Base Salary)	Maximum Opportunity ($)	Performance Shares Granted (Target Number of Shares) (1)	Restricted Shares Granted (Number of Shares) (1)
Steven T. Korn	310%	$1,470,235	35,033	23,356
(1)The number of shares granted was calculated using the closing share price of $25.18 on November 15, 2023, rounded up to a whole number. The Performance Shares vest, if at all, following the end of the respective performance periods, with the number of shares awarded and earned determined based on goal attainment. The Restricted Shares vest, if at all, in annual installments over the succeeding three to five year period. Vesting is subject to continued employment except as described in the Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control section in this Proxy Statement. The “Stock Awards” column of the Summary Compensation Table includes the targeted value of these shares.
FY2024 Vesting Events: FY2023-25 2/3 Restricted Share Vesting Awards, FY2024-26 1/3 Restricted Share Vesting Awards, FY2022-2024 Cliff Vesting Award
One third of each of the Committee’s grants of Restricted Shares made in fiscal years 2023 (second of three tranches) and 2024 (first of three tranches) vested in August 2024.

The Committee granted Performance Shares in fiscal year 2022 to our NEOs that cliff vest (if at all) three years after the grant date for the fiscal year 2022-2024 performance period. The shares pay out based on specific, pre-established performance goals tied to the creation of long-term value for our Share Owners. This award vested following fiscal year 2024. Our three-year Revenue CAGR for our calendar years 2021 through 2023 was 14.30%. The EMS Industry’s three-year Revenue CAGR for calendar years 2021 through 2023 was 3.72%. Accordingly, the Committee applied the following formula to this tranche:
FY2022-2024 Cliff Vest Award

Profitability Attainment Percentage =	4.35% (Operating Income % for FY22-FY24) (1)	‘= 82.3%	x 60.0% (weighting) = 49.4%
5.28% (Operating Income ~~%~~ Goal for FY22-FY24)

Growth Attainment Percentage =	14.30% (Company’s CY21-23 Revenue CAGR)	‘= 384.2%	> 125%, thus 125% x 40.0% (weighting) = 50.0% payout
3.72% (EMS CY21-23 Revenue CAGR)
(1)Average operating income for fiscal years 2022, 2023, and 2024. Fiscal year 2024 operating income was adjusted for the asset impairment and goodwill impairment related to our divestiture of our automation, test, and measurement business that was recognized during the year. See the reconciliation in the table below.

Fiscal Year	Revenue (A)	Operating Income (A)	Adjustments to Operating Income (A)	Adjusted Operating Income (A)	Adjusted Operating Income %
2022	$1,349.5	$52.5	$—	$52.5	3.89%
2023	$1,823.4	$87.7	$—	$87.7	4.81%
2024	$1,714.5	$49.3	$22.9	$72.2	4.21%
3 Year Average	$1,629.1	$63.2		$70.8	4.35%
(A) Amounts reported in millions.
We have summarized our performance over these completed Performance Periods in the following table:

	Weight	FY22-24 Period Metric Payout
Profitability Attainment	60.0%	49.4%
Growth Attainment	40.0%	50.0%
Total Attainment in FY24	100.0%	99.4%
The long-term equity incentives issued to our NEOs under the 2023 Plan for fiscal year 2024, and their aggregate value, are listed below:

Named Executive Officer	Performance Shares Awarded for FY22-24 Period	Restricted Shares Awarded for FY23 Period	Restricted Shares Awarded for FY24 Period	Aggregate Award Value (number of shares)	Aggregate Award Value ($) (1)
Richard D. Phillips (2)	—	—	6,246	6,246	$116,051
Jana T. Croom	11,718	1,597	3,120	16,435	$305,362
Steven T. Korn	16,623	1,696	3,293	21,612	$401,551
Kathy R. Thomson	7,793	861	1,560	10,214	$189,776
Douglas A. Hass	5,223	1,410	1,375	8,008	$148,789
(1)    The awarded value (in dollars) was calculated using the average high/low share price of $18.58 on August 29, 2024, the date on which the Performance Shares were awarded. Number of shares and value have not been reduced by the number of shares withheld to satisfy tax withholding obligations.
(2)    Mr. Phillips began his employment with the Company on March 1, 2023. He was not employed on the dates when the Company granted performance shares for the FY22-24 period or when it granted restricted shares for vesting in FY23. Therefore, he was not eligible to earn such shares.

Fiscal Year 2024 Other Elements of Compensation
Our executives are eligible for the same benefits that we make available to our other full-time employees. In the U.S., those benefits in which all full-time employees are eligible to participate include our 401(k) plan, health care plans, life insurance plans, short- and long-term disability insurance, and other welfare benefit programs. As discussed below, our NEOs and certain others are eligible for our SERP to restore their retirement benefits to the same percentage level provided to our salaried employees who are not limited by tax law restrictions. During fiscal year 2024, the Committee did not award any other compensation to our NEOs.
401(k) Retirement Plan
Our NEOs participate in a defined contribution, participant-directed retirement plan in which all U.S. employees are eligible to participate (the “401(k) Retirement Plan”). The 401(k) Retirement Plan is intended to attract employees and promote employee retention by providing a tax-favored, long-term savings opportunity. The 401(k) Retirement Plan provides for voluntary employee contributions as well as a Company match of 50% of the first 6% of an employee’s contributions and, if authorized by the Committee, a discretionary Employer Contribution. The Committee considers Company profitability among other factors when determining the discretionary Employer Contribution for NEOs. We allocate any Employer Contribution based on the NEO’s eligible compensation, as defined by the 401(k) Retirement Plan.
All contributions, participant and Company, are fully vested immediately.
The 401(k) Retirement Plan is fully funded, and participants may choose to invest their balances among any combination of available investment options.
Nonqualified Deferred Compensation
Because the Internal Revenue Code (“IRC”) limits the benefit value that may be contributed to and paid from a tax-qualified retirement plan, we also provide our NEOs, and other key employees deemed to be highly compensated under the IRC with additional retirement benefits intended to restore amounts that would otherwise be payable under our tax-qualified retirement plans if the IRC did not have limits on includable compensation and maximum benefits. These employees are eligible to participate in a fully funded, nonqualified, Supplemental Employee Retirement Plan (“SERP”) under which we contribute to the account of each participant an amount equal to the required reduction in their Company contribution under the 401(k) Retirement Plan. The object of the SERP is to restore total executive retirement benefits to the same percentage level provided to our salaried employees who are not limited by the IRC restrictions.
In addition to Company contributions, participants may voluntarily defer up to 50% of their eligible compensation under the SERP. A participant’s deferrals are fully vested. Company contributions vest immediately. For additional detail, please refer to the compensation table titled “Nonqualified Deferred Compensation in Fiscal Year 2024.”
No Significant Executive-Only Benefits or Perquisites
The Company’s discretionary contribution to the 401(k) Retirement Plan for our NEOs made during fiscal year 2024 was 4% of eligible compensation, up to the annual compensation limit under Section 401(a) of the IRC. The Company’s contribution percentage to the SERP during fiscal year 2024 was 4% of eligible compensation in excess of the IRC’s annual compensation limit. During fiscal year 2024, we provided no executive-only personal benefits or perquisites to our NEOs.
Employment and Severance Arrangements
We do not have employment agreements with our NEOs; each of them is employed at will. However, we believe that it is appropriate to provide severance pay to an NEO when we involuntarily terminate the executive’s employment without “cause,” and in some cases when the executive voluntarily terminates their employment for “good reason” (each as defined in the Plan), to provide income replacement that will allow the executive to focus on our long-term strategic priorities throughout their employment.
Accordingly, all of our NEOs participate in the Kimball Electronics, Inc. Leadership Team Severance and Change in Control Plan (the “Severance Plan”).

The Plan contains a “double trigger” arrangement for change in control benefits – i.e., severance benefits under these arrangements are only triggered by a qualifying event that also results in the executive’s termination of employment under certain specific circumstances within 24 months following the event. Likewise, unless the Board decides otherwise, upon a change in control, the vesting of otherwise unvested equity awards will accelerate only upon the occurrence of a termination of employment in connection with the change in control. The Plan does not provide for any excise tax gross ups imposed as a result of severance or other payments deemed made in connection with a change of control.
See the section Employment Agreements with NEOs and Potential Payments upon a Termination or Change-in-Control of this Proxy Statement, which describes the payments to which our NEOs may be entitled under the Severance Plan.
IV. Additional Compensation Policies and Practices
Insider Trading, Anti-Hedging, and Anti-Pledging Policy
We have adopted a policy prohibiting all Directors and executive officers, and any other employee designated as a “Covered Person” from time to time under our Corporate Governance Principles from pledging, hedging, or otherwise engaging in derivative or speculative transactions in our securities. Pledging includes holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. Hedging includes entering into short sales, options, puts, calls and sales against the box, as well as hedging of our securities, or derivative transactions including equity swaps, forwards, futures, collars and exchange funds. To our knowledge, none of our NEOs have engaged in pledging or hedging with respect to our Common Stock, and no pledge or hedge by any person of our Common Stock may at a subsequent date result in a change in control of the Company.
Timing of Equity Award Grants
The TCC Committee does not grant or otherwise authorize equity compensation in anticipation of the release of material nonpublic information. Pursuant to the Board’s policy and procedures for granting equity-based awards, we make grants and awards of our common stock after each fiscal year described above only after (1) a public announcement of our earnings release for that fiscal year and (2) enough time has elapsed for the market to respond to that public announcement. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.
Section 409A
Section 409A of the IRC affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain additional taxes, penalties, and interest. We intend for, but do not currently require, our nonqualified deferred compensation arrangement to meet the requirements of Section 409A.
Clawback Policy
Accountability is fundamental to our Guiding Principles. To reinforce this fundamental value, we have adopted a strong, “no fault” clawback policy providing that requires the Board to recover payments of incentive compensation if the performance results leading to such payment are later subject to a downward adjustment or restatement of financial performance. The Board will require executives to reimburse or forfeit any portion of performance-based or incentive compensation paid or granted during the three (3) completed fiscal years immediately preceding the date of the restatement that is greater than the amount that would have been paid or granted if calculated based on the restated financial results. Under this policy, the Board may use its judgment in determining the amount to be recovered where it cannot directly determine the amount to recover. The clawback policy also allows the Board to recover incentive compensation, whether vested or unvested, from any covered executive who is determined to have engaged in misconduct (meaning (i) a significant legal or compliance violation, including a violation of the Company’s Code of Conduct or applicable laws; (ii) or an awareness of or willful blindness to the same in an area for which a covered executive had oversight authority; or (iii) “Cause” as defined in any Company equity incentive plan, including without limitation, the 2023 Equity Incentive Plan). A copy of the Executive Compensation Recovery (“Clawback”) Policy is included as an exhibit in our Annual Report on Form 10-K for the year ended June 30, 2024 and in the Governance Documents section of our investor website at investors.kimballelectronics.com.

COMPENSATION RELATED RISK ASSESSMENT
The Board believes that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the TCC Committee believes that the mix and design of the elements of executive compensation provide our executives with financial incentives to incorporate appropriate risk management as part of our risk governance framework and do not encourage management to assume excessive risks. With the assistance of the Company’s internal audit team, for fiscal year 2024, the Committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded that the compensation program does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The short-term and long-term incentive plan awards have these risk-limiting characteristics:
•Our compensation programs rely primarily on pre-established Company-wide operational and market-relative metrics that apply equally to all executive officers to minimize the incentive to produce any particular outcome, to encourage a unified and responsible approach to achieving our goals, and to diversify the risk associated with any single aspect of Company or executive performance;
•Overlapping performance periods for incentive plan awards limit the impact of short-term business performance or share price fluctuations on final plan outcomes;
•We do not grant stock options, which may provide an asymmetrical incentive to take unnecessary or excessive risks to increase the price of our common stock;
•Members of our independent Committee approve all compensation targets, certification of target achievement, and authorization of payments to executive officers, and no executive officer participates in deliberations about or approvals of their own compensation.
•Cash and stock incentive awards are capped at a percentage of the target incentive award;
•Equity awards are delivered in shares of Company common stock with multi-year vesting schedules or performance periods, which align the interests of our executive officers to long-term Share Owner interests;
•Incentive awards are subject to our clawback policy; and
•Our robust equity ownership guidelines discourage excessive risk taking.
Furthermore, as described under “Compensation Discussion and Analysis — Compensation Philosophy and Governance,” compensation decisions are not purely formulaic and include subjective analysis by the Committee, which mitigates the influence of purely objective calculations on excessive risk taking. The TCC Committee reviews the Company’s compensation policies and practices on an annual basis to consider how effectively the policies and practices are providing incentives at an appropriate level of risk to executive employees.

REPORT OF THE TALENT, CULTURE, AND COMPENSATION COMMITTEE
The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for fiscal year 2024.
Respectfully submitted,
Talent, Culture, and Compensation Committee
Holly A. Van Deursen (Chairperson)
Colleen C. Repplier
Gregory A. Thaxton
The foregoing Report shall not be “soliciting material” or deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company specifically incorporates such Report by reference into such filing.

Compensation Committee Interlocks and Insider Participation
None of the TCC Committee members has ever been employed as an officer or employee of Kimball Electronics or any of its subsidiaries, and none of the Talent, Culture, and Compensation Committee members during fiscal year 2024 was involved in a relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves, or during fiscal year 2024 served, on a board of directors or compensation committee of a company that has an executive officer serving on our Board or the Talent, Culture, and Compensation Committee.

EXECUTIVE COMPENSATION
We believe in an incentive compensation system that applies to all employees, including management, based on the fundamental philosophies of rewarding performance, aligning with Share Owners’ interests by directly linking compensation to financial performance, talent retention, and strong collaboration. As discussed in the Compensation Discussion and Analysis, for our NEOs, the system includes three components: a base salary, performance-based cash compensation, and performance- and service-based stock incentive compensation. We tie the majority of the incentive cash component to attainment of economic profit, which includes a cost of capital component, and link performance-based stock compensation to operating income and sales growth components, both as compared to specific goals.
Summary Compensation Table
The Summary Compensation Table appearing below sets forth information regarding the compensation paid and/or awarded to our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers for or during the years ended June 30, 2024, 2023, and 2022. These officers are referred to herein as our “named executive officers,” or “NEOs.”
The Summary Compensation Table contains values calculated and disclosed according to SEC reporting requirements. The “Stock Awards” column reflects awards with a grant date during each fiscal year.

		Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)	($) (1)	($) (2)	($) (3)	($)
Richard D. Phillips (4)	2024	$850,000	$2,734,840	$943,500	$26,244	$4,554,584
Chief Executive Officer	2023	$271,346	$3,655,447	$339,183	$27,799	$4,293,775

Jana T. Croom	2024	$450,000	$774,002	$202,500	$32,898	$1,459,400
Chief Financial Officer	2023	$414,154	$558,970	$236,068	$26,807	$1,235,999
	2022	$366,731	$551,938	$124,688	$75,608	$1,118,965
Steven T. Korn	2024	$475,000	$2,264,495	$213,750	$26,262	$2,979,507
Chief Operating Officer	2023	$471,192	$593,770	$268,580	$34,396	$1,367,938
	2022	$419,231	$782,994	$142,538	$28,553	$1,373,316
Kathy R. Thomson	2024	$385,000	$370,275	$173,250	$17,693	$946,218
Chief Commercial Officer	2023	$310,539	$301,413	$177,007	$21,298	$810,257
	2022	$272,548	$367,092	$92,666	$21,149	$753,455
Douglas A. Hass (5)	2024	$340,000	$326,811	$153,000	$18,263	$838,074
Chief Legal & Compliance Officer, Secretary
(1)Stock awards consist of restricted shares and performance shares, including the Equity Sign-On Inducement Grant for Mr. Phillips. The compensation reported in the table above represents targeted performance share compensation for each of our NEOs, which does not reflect compensation received or earned by the NEOs in the respective years. The amounts included above represent the value at the respective grant dates computed in accordance with FASB ASC Topic 718. We calculated the grant date fair value for the Equity Sign-On Inducement Grant for Mr. Phillips in the table above by multiplying the number of shares subject to the award by the award’s estimated fair value using a Monte Carlo simulation as of March 1, 2023. The maximum number of shares and corresponding maximum value of the Equity Sign-On Inducement Grant that could have been awarded to Mr. Phillips would have been 42,626 shares and $1,087,389, respectively, based on the stock price on the grant date of $25.51. The assumptions used to calculate the grant date fair values are set forth in Note 10 - Stock Compensation Plans to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

(2)Amounts consist of cash incentive compensation earned for services rendered in the applicable fiscal year. The amounts are earned and payable in August after the end of the fiscal year.
(3)Includes benefits received by the NEOs from Company contributions earned for the 401(k) Retirement Plans and SERP plans. SERP and 401(k) Retirement Plan Company contribution amounts earned for fiscal year 2024 for Mr. Phillips, Ms. Croom, Mr. Korn, Ms. Thomson, and Mr. Hass were $19,244, $28,246, $26,262, $16,632, and $13,129, respectively.
(4)Mr. Phillips began his employment with the Company on March 1, 2023.
(5)Mr. Hass first became an NEO in fiscal year 2024.
See the Compensation Discussion and Analysis section in this Proxy Statement for further information about the material terms of the NEOs’ compensation plans.

Grants of Plan-Based Awards in Fiscal Year 2024

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards (4)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)		($)
Richard D. Phillips
Profit Sharing Incentive Bonus Plan		$—	$850,000	$1,700,000
Long-Term Performance Shares	08/29/23				22,486	74,953	93,691		$2,187,878
Restricted Shares	08/29/23							18,738	$546,962
Jana T. Croom
Profit Sharing Incentive Bonus Plan		$—	$180,000	$450,000
Long-Term Performance Shares	08/29/23				5,147	17,157	21,446		$500,813
Restricted Shares	08/29/23							9,359	$273,189
Steven T. Korn
Profit Sharing Incentive Bonus Plan		$—	$190,000	$475,000
Long-Term Performance Shares	08/29/23				5,199	17,331	21,664		$505,892
Restricted Shares	08/29/23							9,879	$288,368
COO Grant Long-Term Performance Shares (5)	11/15/23				—	35,033	35,033		$882,131
COO Grant Restricted Shares (5)	11/15/23							23,356	$588,104
Kathy R. Thomson
Profit Sharing Incentive Bonus Plan		$—	$154,000	$385,000
Long-Term Performance Shares	08/29/23				2,402	8,006	10,008		$233,695
Restricted Shares	08/29/23							4,679	$136,580
Douglas A. Hass
Profit Sharing Incentive Bonus Plan		$—	$136,000	$340,000
Long-Term Performance Shares	08/29/23				2,121	7,071	8,839		$206,402
Restricted Shares	08/29/23							4,125	$120,409
(1)Represents potential cash incentive payments under the Profit Sharing Incentive Bonus Plan with respect to fiscal year 2024 performance. The awards do not contain minimum thresholds. The target amount (100% for Mr. Phillips, 40% for other NEOs) is a percentage of base salary. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts under the profit sharing incentive bonus plan for fiscal year 2024 performance. See “Compensation Discussion and Analysis — Compensation Philosophy, Governance, and Framework — Compensation Framework — Annual (Cash) Incentive Framework” for additional information regarding the terms of the Plan.
(2)Represents equity incentive plan awards to be issued (if at all, for performance shares) pursuant to the 2014 Stock Option and Incentive Plan and the 2023 Equity Incentive Plan. The 2014 Stock Option and Incentive Plan was replaced in November 2023 and no additional grants can be made under that plan. The 2023 Equity Incentive Plan was approved by the Company’s Share Owners in November 2023 and replaced the 2014 Stock Option and Incentive Plan. These equity incentive plan awards consist of performance shares and restricted shares. The threshold is not a minimum amount payable or awardable. If the specified performance objectives are not met for the applicable performance period, no amount would be payable or awardable for that performance period. See “Compensation Discussion and Analysis — Compensation Philosophy, Governance, and Framework — Compensation Framework — Long-Term (Equity) Incentive Framework” for additional information regarding the terms of performance share and restricted share awards.
(3)Amounts represent the number of restricted shares granted to our NEOs on August 29, 2023. The restricted shares granted will vest in three equal annual installments.
(4)Amounts represent the grant date fair value of the target number of performance shares granted as well as the grant date fair value of the restricted shares calculated using the closing price of the Company’s Common Stock of $29.19 (with the exception of Mr. Korn’s COO Grant) as reported by Nasdaq on the grant date of August 29, 2023. The assumptions used to calculate the grant date fair values are set forth in Note 9 - Stock Compensation Plans to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.
(5)Amounts represent the grant date fair value of the performance and restricted shares granted using the closing price of the Company’s Common Stock of $25.18 as reported by Nasdaq on the November 15, 2023 grant date. The Performance Shares in the COO Grant are expected to vest, if at all, between three and five years after grant date. The Restricted Shares in the COO Grant are expected to vest in three equal annual installments between three and five years after grant date.

Outstanding Equity Awards at Fiscal Year End 2024
The following table presents information about outstanding share awards held by our NEOs as of June 30, 2024. The table shows information about: (i) Restricted Share Awards and (ii) Performance Share Awards.

	Stock Awards
	(i) Number of Shares or Units of Stock That Have Not Vested	(i) Market Value of Shares or Units of Stock That Have Not Vested	(ii) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	(ii) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#) (1)	($) (2)	(#) (3)	($) (4)
Richard D. Phillips	34,083	$749,145	211,356	$4,645,605
Jana T. Croom	12,552	$275,894	52,895	$1,162,632
Steven T. Korn	36,627	$805,060	94,528	$2,077,725
Kathy R. Thomson	6,401	$140,695	28,761	$632,167
Douglas A. Hass	6,946	$152,675	24,665	$542,137
(1)Vests in equal installments over three years from the date of the grant (January 4, 2023 for Mr. Phillips, August 19, 2022 for our other NEOs, and August 29, 2023 for all NEOs).
(2)The market value is the number of shares shown in the table multiplied by $21.98, the closing market price of our common stock on June 28, 2024, the last trading day of our fiscal year.
(3)Unearned and unvested equity incentive plan awards consist of the following long-term performance share (“LTPS”) grants:

	Stock Award and Initial Award Date
Name	LTPS 11/15/2023	LTPS 8/29/2023	LTPS 3/1/2023	LTPS 8/19/2022	LTPS 8/24/2021
Richard D. Phillips
Shares (#)		74,953	136,403	—	—
Vesting Date(s)		(b)	(a)
Jana T. Croom
Shares (#)		17,157		23,949	11,789
Vesting Date(s)		(b)		(b)	8/29/2024
Steven T. Korn
Shares (#)	35,033	17,331		25,440	16,724
Vesting Date(s)	(c)	(b)		(b)	8/29/2024
Kathy R. Thomson
Shares (#)		8,006		12,914	7,841
Vesting Date(s)		(b)		(b)	8/29/2024
Douglas A. Hass
Shares (#)		7,071		12,339	5,255
Vesting Date(s)		(b)		(b)	8/29/2024
(a)Mr. Phillips began his employment with the Company on March 1, 2023. His outstanding performance shares reported in this column are comprised of 92,072 performance shares (reported within the table at the maximum performance measure of 125% or 115,090 performance shares) expected to cliff vest three years from the grant date and 42,626 shares of his Equity Sign-On Inducement Grant (reported within the table at the threshold performance measure of 50% or 21,313 shares) expected to vest, if at all, three years from the grant date.
(b)Awards are expected to cliff vest three years from the grant date.
(c)Awards are expected to vest, if at all, between three and five years from the grant date based on attainment of established performance metrics.
(4)Calculated using the $21.98 closing price of KE Common Stock as reported by Nasdaq on June 28, 2024, the last trading day of our fiscal year.

Option Exercises and Stock Vested in Fiscal Year 2024
This table provides information on an aggregate basis about stock awards that vested during the fiscal year ended June 30, 2024 for each of our NEOs. Kimball Electronics has not granted stock options since becoming a public company in 2014. No NEOs held any Kimball Electronics stock options during the fiscal year.

	Stock Awards
	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Name
Richard D. Phillips (3)	7,672	$195,617
Jana T. Croom	9,173	$267,806
Steven T. Korn	21,358	$623,547
Kathy R. Thomson	9,945	$290,344
Douglas A. Hass	6,912	$201,796
(1)Shares acquired upon vesting during fiscal year 2024 include tranches of prior years’ LTPS granted on August 24, 2021 and August 19, 2022 and a tranche of prior years’ restricted shares granted on August 19, 2022. LTPS and restricted shares were issued on August 29, 2023. Shares acquired upon vesting have not been reduced by the following shares withheld to satisfy tax withholding obligations for Mr. Phillips, Ms. Croom, Mr. Korn, Ms. Thomson, and Mr. Hass of 3,458 shares, 4,243 shares, 9,325 shares, 4,669 shares, and 3,007 shares, respectively.
(2)The value realized is calculated by multiplying the average of the high and low price of our Common Stock as reported by Nasdaq on the August 29, 2023 vesting date of $29.20 by the number of shares that vested.
(3)Mr. Phillips began his employment with the Company on March 1, 2023. He was not employed on the dates in 2021 and 2022 when performance shares were granted. The Company granted him restricted shares in conjunction with his hire that vested on January 4, 2024. The average of the high and low price of our Common Stock as reported by Nasdaq on that date was $25.50.
Nonqualified Deferred Compensation in Fiscal Year 2024

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($) (1)	($) (2)	($) (3)	($)	($) (4)
Richard D. Phillips	$—	$—	$—	$—	$—
Jana T. Croom	$—	$9,354	$2,808	$—	$21,757
Steven T. Korn	$37,179	$12,349	$149,369	$—	$1,333,889
Kathy R. Thomson	$—	$3,928	$1,356	$—	$11,569
Douglas A. Hass	$—	$2,981	$1,109	$—	$8,705
(1)These amounts are included in the fiscal year 2024 amounts in the “Salary” column of the Summary Compensation Table.
(2)Represents Company contributions paid in September 2023, which are included in the fiscal year 2023 amounts in the “All Other Compensation” column of the Summary Compensation Table.
(3)Earnings do not represent above-market or preferential rates and are not included in the Summary Compensation Table for fiscal year 2024 or prior years.
(4)The Aggregate Balance is the balance in the NEO’s SERP account as of June 30, 2024. The balance includes executive contributions in fiscal year 2024 and prior fiscal years, which are included in the “Salary” column of the Summary Compensation Table. The balance also includes Company contributions in fiscal year 2024 and prior fiscal years, which are included in the “All Other Compensation” column of the Summary Compensation Table. As of June 30, 2024, all of our NEO’s are fully vested in the SERP plan.
Activity disclosed in the table above relates solely to the SERP which is our only nonqualified deferred compensation arrangement for NEOs. Payments of a participant’s elective deferrals and Company contributions are made as elected by the participant in lump sum or in installment payments over a period of 5 or 10 years commencing upon retirement or termination of employment, whichever occurs first. These amounts may be paid earlier in the event of death of the participant or an unforeseen emergency affecting the participant as determined by the committee appointed to administer the SERP. The SERP is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The assets of the SERP are held in a grantor trust, commonly referred to as a “rabbi trust” arrangement. This means that the assets of the SERP are subject to the claims of our general creditors in the event of our insolvency.

Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control
Our NEOs do not have employment agreements. However, we believe that it is appropriate to provide severance pay to an NEO when we involuntarily terminate their employment without “cause,” and, in some cases, when the executive voluntarily terminates their employment for “good reason” (each as defined in the Kimball Electronics, Inc. Leadership Team Severance and Change in Control Plan (the “Severance Plan”)), to provide income replacement that will allow the executive to focus on our long-term strategic priorities throughout their employment. We believe the level of severance provided by the Plan is consistent with the practices of our compensation peer group and is necessary to attract and retain our key executives.
Each of our NEOs are participants in the Severance Plan, which provides for severance upon a Qualifying Termination that consists of salary continuation, health coverage, a cash bonus payout, outstanding equity vesting, and outplacement benefits. The amount of the benefits varies by the executive’s position and whether the severance is a result of a termination due to a change in control, as that event is defined by the Severance Plan. Benefits under the Severance Plan are subject to the NEO’s timely execution and non-revocation of a waiver and release of claims. Severance Plan participants are required to comply with certain restrictive covenants and intellectual property assignment provisions, including obligations to uphold confidentiality, refrain from unfair and unlawful competition, and to abstain from soliciting our employees, customers, and clients for twelve months following a Qualifying Termination. Executives are also generally bound by any similar agreement they previously executed. The Severance Plan does not provide for any gross ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control and contains a double trigger for such payments. The Severance Plan’s double-trigger ensures the Company will become obligated to make change in control payments only if the executive is actually or constructively discharged as a result of the change in control.
The Severance Plan is an unfunded employee welfare plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and is not a qualified plan under the IRC. As an unfunded plan, all benefits are paid out of the general assets of the Company and no participant will have any greater claim to any asset than other general creditors. We have not set aside or held any funds in trust to secure the benefits offered to participants under the Severance Plan.
The following table and accompanying notes show the estimated payments and benefits that would have been provided to each NEO pursuant to our Severance Plan. For eligible Participants, including each of our NEOs, the Severance Plan generally provides for severance benefits in the event of a “Qualifying Termination” of the NEO’s employment (as defined in the Severance Plan to include a termination without “Cause” or a resignation for “Good Reason,” or a termination in connection with the consummation of a Change in Control). Pursuant to the Severance Plan, an NEO who incurs a Qualifying Termination would be entitled to receive severance payments equal to between 6 months (for a Tier III Executive) and 12 months of their Base Salary (for our CEO, a Tier 1 Executive), a Bonus Amount equal to a percentage of the higher of their target cash incentive in the termination year or the average annual cash incentive for the previous three years prior to the termination year, reimbursement of up to $25,000 of outplacement services, and, for eligible U.S. employees, a COBRA subsidy for a period of up to 12 months following a qualifying separation. The amounts are doubled in the event of a Qualifying Termination during a Change in Control Protection Period, as those terms are defined in the Severance Plan.

The amounts shown below assume that such termination would have been effective as of June 30, 2024, and thus includes amounts earned through such time and estimates of the amounts that would have been paid to the NEOs upon their termination. The actual amounts to be paid under the Severance Plan can only be determined at the time of such NEO’s separation from the Company and could therefore be more or less than the amounts set forth below.

Name	Change in Control and Qualifying Termination	Qualifying Termination	Other Termination (3)
Richard D. Phillips
Cash Payments (1)	$4,935,830	$1,764,323	$—
Equity Awards (2)	$5,357,273	$2,827,432	$—
TOTAL	$10,293,103	$4,591,755	$—
Jana T. Croom
Cash Payments (1)	$1,329,252	$514,012	$—
Equity Awards (2)	$1,333,241	$701,769	$—
TOTAL	$2,662,493	$1,215,781	$—
Steven T. Korn
Cash Payments (1)	$1,681,502	$554,042	$—
Equity Awards (2)	$2,770,953	$980,687	$—
TOTAL	$4,452,455	$1,534,729	$—
Kathy R. Thomson
Cash Payments (1)	$722,780	$306,668	$—
Equity Awards (2)	$716,086	$473,643	$—
TOTAL	$1,438,866	$780,311	$—
Douglas A. Hass
Cash Payments (1)	$944,601	$409,409	$—
Equity Awards (2)	$640,563	$416,534	$—
TOTAL	$1,585,164	$825,943	$—
(1)Payment is calculated based on executive’s annual base salary as of June 30, 2024 plus cash incentive compensation at the target level. The amounts include severance, benefits allowance, and outplacement reimbursement. The Severance Plan does not gross up benefits or reimburse participants for federal excise taxes on change-in-control payments or for tax liabilities due under Section 409A of the IRC, if any.
(2)Represents the value of unvested equity awards. In a change in control, the vesting would accelerate as a result of the specified event of termination. Under a qualifying termination other than a change in control, vesting will be based on actual performance pursuant to the terms of the equity awards and prorated based on the number of days worked during such performance period. Equity awards are valued by multiplying $21.98, the closing price of the Company’s Common Stock as reported by Nasdaq on June 28, 2024, the last trading day of our fiscal year, by the number of unvested shares that would vest upon the specified event of termination.
(3)An “Other Termination” is a termination of employment for any reason other than a Qualifying Termination under the Severance Plan, including, without limitation, termination of employment for Cause, retirement, death, or disability; or a voluntary resignation by the NEO.
The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary, health benefits, and distribution of account balances under the Retirement Plan. Also excluded from the table above are amounts for payments of fully vested SERP contributions and balances, which can be found in the table in the Executive Compensation — Nonqualified Deferred Compensation section in this Proxy Statement. As of June 30, 2024, all of our NEOs were fully vested in the SERP plan.

CEO Pay Ratio
In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K (“Item 402(u)”), we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. This pay ratio is a reasonable estimate calculated based on the SEC rules and our payroll and employment records using the methodology described below. In calculating the pay ratio, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.
As of June 30, 2024, we employed approximately 7,000 employees worldwide that meet the definition of employee under Item 402(u), other than our CEO.
We determined our median employee by reviewing the annualized base salaries as of June 30, 2024 of our considered population, which excludes our CEO, plus their target incentive compensation for the fiscal year ended June 30, 2024. For employees located outside the U.S., their compensation was converted to U.S. dollars using the spot exchange rate as of June 30, 2024. The median employee was determined to be a production operator employee located outside the U.S. The total compensation of the median employee for fiscal year 2024 was $13,552. The average foreign exchange rate for fiscal year 2024 was used to convert the median employee’s actual fiscal year 2024 compensation into U.S. dollars.
The total compensation of our CEO was $4,554,584 for fiscal year 2024, as set forth in the Summary Compensation Table for Mr. Phillips. The ratio of our CEO’s total compensation to our median employee’s total compensation for fiscal year 2024 was 336:1.
The CEO Pay Ratio was based on the fiscal year 2024 total compensation of our median employee, determined in the same manner and using the same methodology used to determine the “Total Compensation” shown for our CEO in the Summary Compensation Table. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the Summary Compensation Table.
To set some context for the above CEO pay ratio, as a large global manufacturing company, the nature of our operations relies significantly on employees outside the United States. Of the approximately 7,000 employees included in our analysis, approximately 80% are located outside the United States. The compensation elements and pay levels of our employees differ from country to country based on market trends as well as fluctuations in currency exchange rates. We regularly conduct competitive market pay analysis in all of the countries in which we operate in to ensure we are competitive with local market practices.
Pay versus Performance of our NEOs
Compensation Actually Paid
As outlined in the CD&A above, the TCC Committee has implemented an executive compensation program that prioritizes performance and aims to align employee and Share Owner interests. The Pay vs. Performance disclosure below provides a snapshot of pay and performance alignment by evaluating the link between Compensation Actually Paid, as defined by the SEC (“CAP”), and measures of market and financial performance.

The following table sets forth additional compensation information for our principal executive officer (PEO) and our non-PEO named executive officers (Non-PEO NEOs), calculated in accordance with Item 402(v) of Regulation S-K, for fiscal years 2024, 2023, 2022, and 2021.

Pay versus Performance Table

	Summary Compensation Table Total		Compensation Actually Paid				Value of Initial Fixed $100
	for First PEO	for Second PEO	to First PEO	to Second PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Operating Income Margin
Year	($) (1)	($) (2)	($) (1)	($) (2)	($) (3)	($) (3)	($) (4)	($) (4)	($) (5)	(6)
2024	$4,554,584	$—	$2,455,879	$—	$1,555,462	$1,180,999	$162.33	$195.40	$20,511,000	2.9%
2023	$4,293,775	$1,375,446	$4,697,655	$1,415,198	$1,070,088	$1,333,526	$204.06	$161.02	$55,831,000	4.8%
2022	$—	$3,906,259	$—	$3,020,432	$991,889	$879,149	$148.45	$142.71	$31,253,000	3.9%
2021	$—	$2,739,554	$—	$3,952,035	$869,216	$1,075,397	$160.56	$165.48	$56,791,000	5.1%
(1)On March 1, 2023, Mr. Phillips (the “First PEO”) began his employment as our Chief Executive Officer.
(2)On February 28, 2023, Mr. Charron (the “Second PEO”) retired from his position as our Chief Executive Officer.
(3)During 2024, our remaining NEOs consisted of the following: Ms. Croom, Mr. Korn, Ms. Thomson, and Mr. Hass. During 2023, our remaining NEOs consisted of the following: Ms. Croom, Mr. Korn, Ms. Thomson, and Mr. Christopher Thyen. During 2022, our remaining NEOs consisted of the following: Ms. Croom, Mr. Korn, Ms. Thomson, Mr. Thyen, and Mr. John Kahle. During 2021, our remaining NEOs consisted of the following: Mr. Michael Sergesketter, Mr. Kahle, Mr. Korn, and Mr. Thyen.
(4)Total shareholder return (TSR) in the table above is calculated based on the assumption that $100 is invested in the Company’s stock and the Russell 2000 Electronic Components Subindex at the closing market prices on June 30, 2020 and that dividends, if any, are reinvested. The Russell 2000 Electronic Components Subindex is the same peer group we use in reporting the performance graph in our Annual Report on Form 10-K.
(5)Reflects the net income reported in the Company’s Consolidated Statements of Income from the Annual Report on Form 10-K for each year ended June 30, 2024, 2023, 2022, and 2021.
(6)Operating Income Margin is considered the Company’s most important financial performance measure and is reflected in the table above as the Company-Selected Measure.

Richard D. Phillips
2024
Total Compensation as reported in the Summary Compensation Table	$4,554,584
Less: Reported Value of Equity Awards	$(2,734,840)
Plus: Total Value of Unvested Awards Granted during the Fiscal Year	$1,980,995
Total Change in Value of Unvested Awards Granted in Prior Fiscal Years	$(1,327,349)
Total Change in Value from Prior Fiscal Year-End of Awards that Vested during the Fiscal Year	$(17,511)
Compensation Actually Paid	$2,455,879
The equity awards reportable for Mr. Phillips above consisted of performance shares, restricted shares, and an Equity Sign-On Inducement Grant, all of which are reported in the Summary Compensation Table at grant date fair value. In order to calculate the Compensation Actually Paid, the equity awards must be revalued at each fiscal year end. The performance shares were revalued based on updated performance metrics and the Company’s stock price as of each reportable fiscal year end. The restricted shares were revalued based on the Company’s stock price as of each reportable fiscal year end. The Equity Sign-On Inducement Grant was revalued using a Monte Carlo simulation as of each reportable fiscal year end.

Average Non-PEO NEOs
2024
Total Compensation as reported in the Summary Compensation Table	$1,555,462
Less: Reported Value of Equity Awards	$(933,896)
Plus: Total Value of Unvested Awards Granted during the Fiscal Year	$735,178
Total Change in Value of Unvested Awards Granted in Prior Fiscal Years	$(192,002)
Total Change in Value from Prior Fiscal Year-End of Awards that Vested during the Fiscal Year	$16,257
Compensation Actually Paid	$1,180,999
The equity awards reflected in the table above for the Company’s average Non-PEO NEOs consisted of performance shares and restricted shares which were reported in the Summary Compensation Table at grant date fair value. In order to calculate the Compensation Actually Paid, the equity awards must be revalued at each fiscal year end. The performance shares were revalued based on updated performance metrics and the Company’s stock price as of each reportable fiscal year end. The restricted shares were revalued based on the Company’s stock price as of each reportable fiscal year end.

Relationship Between Executive Compensation and Performance

The following chart outlines the relationship among our key performance metrics and the aggregate “total compensation actually paid” to all NEOs for each applicable fiscal year.

Relationship Between PEO and Other NEO Compensation Actually Paid and Company and Peer Group TSR
Compensation Actually Paid ($M)
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$—
200
175
150
125
100
75
50
25
0
Value of $100 Investment From 6/30/2020
06/30/21
06/30/22
06/30/23
06/30/24
PEO (1) CAP
PEO (2) CAP
Average NEO CAP
Kimball Electronics, Inc. TSR
Russell 2000 Electronic Components Subindex TSR

Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
Compensation Actually Paid ($M)
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$—
$60.0
$40.0
$20.0
$—
Net Income ($M)
06/30/21
06/30/22
06/30/23
06/30/24
PEO (1) CAP
PEO (2) CAP
Average NEO CAP
Net Income

Relationship Between PEO and Other NEO Compensation Actually Paid and Operating Income Margin
Compensation Actually Paid ($M)
Operating Income Margin (%)
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$—
10.0%
5.0%
—%
06/30/21
06/30/22
06/30/23
06/30/24
PEO (1) CAP
PEO (2) CAP
Average NEO CAP
Operating Income Margin

Pay versus Performance Tabular List
The tabular list below reflects our other important performance measures used to link compensation actually paid for our NEOs to company performance, over the fiscal year ending June 30, 2024. The performance measures included in this table are ranked alphabetically, not by relative importance.

Performance Measures
•Economic Profit
•Operating Income Margin
•Relative Growth
•Relative Total Shareholder Return (rTSR)

EQUITY COMPENSATION PLANS INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of June 30, 2024.

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans
Approved by Share Owners (1)	679,183	—	2,026,495
Not approved by Share Owners (2)	225,804	—	765,935
Total	904,987	—	2,792,430
(1)Consists of 137,283 restricted share grants, 499,274 performance share grants, and 42,626 total shareholder return share grants under the Kimball Electronics, Inc. 2014 Stock Option and Incentive Plan and the 2023 Equity Incentive Plan. The 2014 Stock Option and Incentive Plan was replaced in November 2023 and no additional grants can be made under that plan. The 2023 Equity Incentive Plan was approved by the Company’s Share Owners in November 2023 and replaced the 2014 Stock Option and Incentive Plan. The number of performance shares and total shareholder return shares assumes the maximum number of shares that the participant is eligible to receive if applicable performance levels are achieved. There is no evergreen feature under which the shares authorized for issuance under the 2023 Equity Incentive Plan may automatically be replenished.
(2)Consists of phantom stock units granted to non-employee directors under the Kimball Electronics, Inc. Non-Employee Directors Stock Compensation Deferral Plan (the “Deferral Plan”), which are participating securities and are payable in Common Stock upon a director’s retirement or termination from the Board or death. The Deferral Plan is a nonqualified plan approved by the Board of Directors on October 20, 2016 that allows non-employee directors to defer all, or a portion of, their retainer fees in stock until retirement or termination from the Board or death. The Deferral Plan allows for issuance of up to 1.0 million shares of our Common Stock.
(3)There is no exercise price for performance share awards, restricted share awards, total shareholder return share awards, or phantom stock units.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking the owners of our Common Stock to approve the compensation paid to our NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this Proxy Statement. This proposal, commonly known as a say on pay proposal, gives our Share Owners the opportunity to express their views on our executive compensation. We currently hold an advisory say on pay vote every year and anticipate that our next say on pay vote will occur in 2025, subject to the results of this year’s advisory say on frequency vote discussed in Proposal 4 of this Proxy Statement.
The Compensation Discussion and Analysis in this Proxy Statement describes our executive compensation program and the decisions made by the TCC Committee for fiscal year 2024 in more detail.
We maintain an open line of communication with our Share Owners on our compensation practices and have consistently received high say-on-pay support from our Share Owners. At the 2023 Annual Meeting, 98% of the votes cast by Share Owners were cast “for” the approval of our NEOs’ compensation. In the last five years, say-on-pay results have averaged 97.8% approval:

Say on Pay Results
2019	2020	2021	2022	2023	Average
97%	97%	99%	99%	98%	98%
We are asking our Share Owners to indicate their support for our NEOs’ compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we recommend that our Share Owners vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that Share Owners of the Company’s Common Stock approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Share Owners, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”
As an advisory vote, this proposal will not be binding on us or our Board of Directors or TCC Committee. However, we expect that the Talent, Culture, and Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our NEOs.

The Board of Directors recommends that you vote “FOR” the advisory proposal approving the compensation paid to our NEOs as disclosed in this Proxy Statement.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are asking the owners of our Common Stock to indicate how frequently we should hold future advisory votes to approve the compensation of our NEOs. This non-binding advisory vote, commonly known as a say on frequency vote, gives our Share Owners the opportunity to indicate whether they would prefer to have future advisory votes to approve executive compensation every year, two years, or three years, or to abstain from voting. We expect to hold another advisory say-on-frequency vote at our 2030 Annual Meeting.
When Share Owners last voted on the frequency of the say-on-pay vote in 2018, the Board recommended an annual vote, which shareholders supported overwhelmingly. Our Board continues to believe that an annual non-binding advisory vote on executive compensation remains the most appropriate option because (i) it would enable Share Owners to provide the Board with timely input regarding NEO compensation; and (ii) it is consistent with our practice of regular engagement with Share Owners to obtain their input on our corporate governance and executive compensation philosophy, policies, and practices.
Share Owners are not voting to approve or disapprove the Board’s recommendation. Rather, Share Owners may indicate their preferences on the frequency of advisory compensation votes by voting for one of the following options for holding future advisory compensation votes:
•every one year;
•every two years; or
•every three years.
For the reasons discussed above, the Board asks Share Owners to approve an advisory resolution to hold an advisory vote to approve NEO compensation every one year.
Accordingly, we recommend that our Share Owners vote for a frequency of every “EVERY ONE YEAR” with respect to the following resolution at the Annual Meeting:
“RESOLVED, that Share Owners of the Company’s Common Stock approve, on an advisory basis, that the frequency with which we should submit an advisory vote on the compensation of our Named Executive Officers to Share Owners is: every one year, two years, or three years.”
As an advisory vote, this proposal will not be binding on us or our Board of Directors or TCC Committee. However, we expect that the Talent, Culture, and Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when establishing its policy on the frequency of holding future advisory votes to approve NEO compensation.

The Board of Directors recommends that you vote for the option of “EVERY ONE YEAR” for the frequency of future advisory votes to approve the compensation paid to our NEOs.

SHARE OWNERSHIP INFORMATION
Under the regulations of the SEC, persons who have power to vote or invest in or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial holders of such shares. The total number of our shares listed in the table for all executive officers and directors as a group is 507,267 shares of Common Stock (2.1% of the outstanding), as of the date noted below.
Set forth in the following table are the beneficial holdings, as of September 9, 2024, of the Company’s Common Stock on the basis described above for: (i) each person known to us who may be deemed to beneficially own more than 5% of our outstanding shares; (ii) each director; (iii) each “Named Executive Officer” (NEO) as listed in the Summary Compensation Table appearing elsewhere in this Proxy Statement; and (iv) all directors and executive officers as a group:

Name	Shares Beneficially Owned(a)(b)		Percent of Outstanding Shares
Holders of more than 5% of the Outstanding Shares
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	2,054,359	(d)	8.3%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	2,507,732	(e)	10.1%
Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,827,565	(f)	7.4%
Directors and Named Executive Officers:
Richard D. Phillips	7,811		(c)
Michele A. M. Holcomb	23,336	(g)	(c)
Gregory J. Lampert	76,430	(g)	(c)
Robert J. Phillippy	47,877	(g)	(c)
Colleen C. Repplier	76,515	(g)	(c)
Gregory A. Thaxton	30,483	(g)	(c)
Tom G. Vadaketh	18,704	(g)	(c)
Holly A. Van Deursen	23,338		(c)
Jana T. Croom	15,977		(c)
Steven T. Korn	114,285		(c)
Kathy R. Thomson	25,505		(c)
Douglas A. Hass	11,343		(c)
All executive officers and directors as a Group (15 persons)	507,267		2.1%
(a)Based on information obtained from the executive officers, directors, and beneficial owners (according to the definition of “beneficial ownership” under the regulations of the SEC). On September 9, 2024, there were 24,786,229 outstanding shares of Common Stock.
(b)The individuals listed are deemed to have sole voting and investment power over the shares owned by their respective spouses living in their household. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.
(c)Totals are less than one percent of the outstanding shares.
(d)This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on February 14, 2024, indicating beneficial ownership as of December 29, 2023. The Share Owner reports that it has the sole power to vote or direct the vote of 2,024,368 shares and the sole power to dispose or direct the disposition of 2,054,359 shares but also notes that it is an investment advisor registered under the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts, and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-advisor to certain

Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the Company’s shares held by the Funds. However, all of the Company’s shares reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(e)This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on August 7, 2024, indicating beneficial ownership as of July 31, 2024. The Share Owner reports that it has the sole power to vote or direct the vote of 2,403,637 shares and the sole power to dispose or direct the disposition of 2,507,732 shares but also notes that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Company’s shares and that no one person’s interest in the Company’s shares is more than 5% of the total outstanding shares of the Company. BlackRock, Inc. reports that the following of its subsidiaries acquired the shares: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Fund Managers Ltd.
(f)Based on information reported by Vanguard Group, Inc. on Schedule 13F-HR filed with the SEC on August 13, 2024. The Share Owner reports that it has the sole power to vote or direct the vote of 0 shares, the shared power to vote or direct the vote of 15,302 shares, and the power to dispose or direct the disposition of 1,812,263 shares.
(g)For directors, includes shares credited under the Kimball Electronics, Inc. Non-Employee Directors Stock Compensation Deferral Plan that may be distributable within 60 days following termination of Board service.
Share Ownership Guidelines
The TCC Committee has established Share Ownership Guidelines for our directors, CEO, and executives reporting directly to the CEO. The Share Ownership Guidelines embody our Board’s belief that our senior leaders should maintain a significant personal financial stake in Kimball Electronics to promote overall corporate responsibility, encourage decisions focused on a long-term view, and serve the best interests of our Share Owners in creating long-term value through the value of our shares. In addition, the policy helps align Board, executive, and Share Owner interests, which reduces incentives for excessive short-term risk taking.
Under the Guidelines, each covered director or executive is required to maintain ownership of shares of our Common Stock equal to either three times their annual cash retainer or base salary (for directors and for executives reporting directly to the CEO) or six times their base salary (for the CEO). Unearned, unvested, or unissued performance shares and unexercised stock options do not count toward the share ownership minimum. Each director and covered executive must retain 100% of all net shares (post-tax) that vest until achieving their minimum share ownership requirement. Leaders have a reasonable time from their appointment (as determined by the TCC Committee) to attain their share ownership requirements, with a target of no longer than five years.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that Company directors, executive officers, and greater-than-ten-percent Share Owners file with the SEC and the Company an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and executive officers that no other reports were required, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended June 30, 2024.

INFORMATION ABOUT THE 2024 ANNUAL MEETING
Location, Share Ownership, Quorum, and Voting
Q: Where is the Annual Meeting?
A: The 2024 Annual Meeting will be held at our principal offices, 1205 Kimball Boulevard, Jasper, Indiana, on Friday, November 15, 2024, at 10:00 a.m. EST.
Q: Who is entitled to vote at the Annual Meeting?
A: The Board has set September 9, 2024 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you were a holder of record of Common Stock as of the close of business on September 9, 2024. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy. Beneficial owners at the close of business on the Record Date have the right to direct their broker, trustee, or nominee on how to vote their shares, as described below.
Q: How many shares were outstanding and entitled to vote at the Annual Meeting?
A: As of the Record Date, there were 24,786,229 shares of common stock outstanding and entitled to cast one vote for each share at the Annual Meeting. No shares of Kimball Electronics’ preferred stock were outstanding.
Our list of Share Owners as of the Record Date will be available during the Annual Meeting for those Share Owners who choose to attend. Company-appointed proxies will attend and be available at the Annual Meeting.
Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A: Shareholders of record. If your shares are registered directly in your name with Kimball Electronics’ transfer agent, Broadridge, you are considered the “shareholder of record” with respect to those shares. If you are a shareholder of record, Kimball Electronics sent these proxy materials directly to you.
Beneficial owners. Most Kimball Electronics Share Owners hold their shares through a broker or other agent rather than directly in their own names. If your shares are held in a brokerage account or by a broker or other agent, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker or other agent. That entity is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other agent on how to vote your shares. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting without the control number on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email your broker or other agent sent you that contained this Proxy Statement. You may contact your broker or other institution where you hold your account if you have questions about obtaining your control number.
Q: Why does the Company refer to Share Owners instead of shareholders or stockholders?
A: We refer to our Share Owners because, consistent with our Guiding Principles’ long-term focus, we want to foster a culture where individuals and entities do not simply “hold” our Common Stock, but feel they own a tangible piece of our Company. Using the term “Share Owners” also reinforces our desire for alignment among our Directors, our executives, and our Share Owners. Together, we are not merely passive investors holding shares but rather owners with a vested interest in the long-term success and direction of Kimball Electronics. As Share Owners, we encourage you to take an active role in our corporate governance and decision-making processes.
Q: How many shares must be present or represented by proxy to conduct business at the Annual Meeting?
A: The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Share Owners are counted as present if they attend the Annual Meeting in person or have properly submitted a proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.
Q: What are “broker non-votes”?
A: Generally, if shares are held in street name, the beneficial owner is entitled to give voting instructions to the broker or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker or other agent can vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters, resulting in a “broker non-vote.” Accordingly, if you own shares through a broker or other agent, please be sure to give voting instructions so your vote will be counted on all proposals that come before the Annual Meeting.

The ratification of the appointment of Deloitte Entities as our independent registered public accounting firm for the fiscal year ending June 30, 2025 (Proposal Two) is considered routine under applicable rules, so there should not be any broker non-votes in connection with Proposal Two. The election of the directors listed in the accompanying Proxy Statement (Proposal One), the advisory vote on executive compensation (Proposal Three), and the advisory vote on the frequency of say-on-pay votes on executive compensation (Proposal Four) are considered non-routine matters, so there may be broker non-votes on Proposals One, Three, and Four.
Q: How can I vote my shares during the Annual Meeting?
A: Whether you hold shares in your name or in street name, you may vote before, in person at, or online during the Annual Meeting. You will need to enter your control number (included in your Notice, your proxy card, or the voting instructions that accompanied your proxy materials) to vote your shares at the Annual Meeting. Even if you plan to participate in the Annual Meeting, however, we encourage you to vote in advance over the Internet, by telephone, or by returning a proxy card if you have requested printed proxy materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the Annual Meeting.
Q: How can I vote my shares without attending the Annual Meeting?
A: If you are a shareholder of record, you may instruct the proxy holders how to vote your shares in one of three ways:
•by using the internet voting site listed on the proxy card and Notice,
•by calling the toll-free telephone number listed on the proxy card and Notice, or
•by requesting a proxy card from Kimball Electronics by telephone at (812) 634-4000 or by mail at ATTN: Secretary, Kimball Electronics, 1205 Kimball Boulevard, Jasper, IN 47546, and completing, signing, dating, and returning the proxy card in the postage pre-paid envelope provided.
Proxy cards submitted by mail must be received by the time the Annual Meeting begins in order for the related shares to be voted. If you return a signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.
Specific instructions for using the telephone and internet voting systems are on the proxy card and Notice. The telephone and internet voting systems for Share Owners of record will be available until 11:59 p.m. Eastern Time on November 14, 2024, the day before the Annual Meeting.
If you are a beneficial owner, you will receive instructions from your broker or other agent that you must follow in order to have your shares voted. These instructions will indicate if internet and telephone voting are available and, if so, how to access and use those methods.
Q: What is the voting requirement to approve these proposals?
A: You may vote “for,” “against,” or “abstain” on each of the proposals. The voting requirement to approve each proposal is listed in the Agenda Items and Board Recommendations section of this Proxy Statement.
Q: What happens if I do not cast a vote?
A: Shareholders of record. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Beneficial owners. If you hold your shares in street name and you do not cast your vote, your broker, trustee, or nominee can use its discretion to vote on the ratification of the appointment of the Deloitte Entities as our independent registered public accounting firm (Proposal Two). However, you must cast your vote if you want it to count in the election of directors (Proposal One), the non-binding approval of compensation for our named executive officers (Proposal Three), or the non-binding approval of the frequency of the advisory vote on the compensation of our named executive officers (Proposal Four). Your broker may not vote your uninstructed shares with respect to Proposals One, Three, and Four.
Q: How does the Board recommend that I vote?
A: The Board unanimously recommends that you vote your shares FOR the election of each of the nominees listed in Proposal One, FOR the ratification of the appointment of the Deloitte Entities as Kimball Electronics’ independent registered public accounting firm for the fiscal year ending June 30, 2025, FOR the approval, on an advisory basis, of the compensation of our named executive officers, and, on an advisory basis, the approval of “EVERY ONE YEAR” as the frequency of the advisory vote on the compensation of our named executive officers.

Q: If I sign a proxy, how will it be voted?
A: All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting and not revoked before the polls are closed will be voted in accordance with the instructions on those proxy cards. If there are no instructions on an otherwise properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board.
Q: What happens if additional matters are presented at the Annual Meeting?
A: If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (for the purpose of soliciting additional proxies or otherwise), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
Q: Can I change or revoke my vote?
A: If you are a shareholder of record, there are three ways you can change your vote.
•Before your shares are voted at the Annual Meeting, you can file with Kimball Electronics’ Secretary a written notice of revocation or a duly executed proxy card, in either case dated later than the proxy card you wish to change.
•You can attend the Annual Meeting and vote online with your control number. Simply attending the Annual Meeting without actually voting will not revoke a proxy.
•If you voted online or by telephone, you may change that vote by voting again, either by making a timely and valid internet or telephone vote or by voting online.
Any written notice of revocation or subsequent proxy card should be delivered to the Kimball Electronics Secretary at 1205 Kimball Boulevard, Jasper, IN 47546, and must be received by the Secretary before the vote at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you can submit new voting instructions to your broker or other agent or you can attend the Annual Meeting and vote online with your control number.
Q: Who will bear the costs of soliciting votes for the Annual Meeting?
A: Kimball Electronics will bear all expenses of soliciting proxies, including the cost of preparing and mailing these proxy materials. Kimball Electronics may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and other employees of Kimball Electronics also may solicit proxies in person, by telephone, by electronic mail, or by other means of communication. These individuals may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation but will not receive any additional compensation.
Q: Where can I find the voting results of the Annual Meeting?
A: We intend to announce preliminary voting results at the Annual Meeting and expect to provide final results in a Current Report on Form 8-K within four business days of the Annual Meeting.
Annual Meeting Materials and Business
Q: Why am I receiving these proxy materials?
A: The Board is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2024 Annual Meeting and any postponements or adjournments of that meeting. We first mailed these materials to all of our Share Owners on or about September 26, 2024 through a Notice of Internet Availability of Proxy Materials (the “Notice”) unless a Share Owner has specifically requested a full set paper copy of this Proxy Statement and our fiscal year 2024 Annual Report. This Proxy Statement, the form of the proxy card, and voting instructions are also being made available to Share Owners on or about September 26, 2024, at www.proxyvote.com. Our 2024 Annual Report is being made available at the same time and by the same method. The 2024 Annual Report is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference.

Q: What proposals will be voted on at the Annual Meeting?
A: At the Annual Meeting, Share Owners will be asked to vote to:

Proposal 1: Elect two Directors for a three-year term: •Gregory J. Lampert •Colleen C. Repplier

Proposal 2: Ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

Proposal 3: Approve, by a non-binding, advisory vote, the compensation paid to the Company’s Named Executive Officers

Proposal 4: Approve, by a non-binding, advisory vote, the frequency of future advisory votes on the compensation paid to the Company’s Named Executive Officers
Q: Can I attend the Annual Meeting?
A: Yes, if you are a Share Owner as of the Record Date! The 2024 Annual Meeting will be held in person at our principal executive offices located at 1205 Kimball Boulevard, Jasper, Indiana 47546. To be admitted to the Annual Meeting, you must have the 16-digit Control Number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial shareholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your Control Number.
Q: Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set paper copy of this Proxy Statement and fiscal year 2024 Annual Report?
A: We are once again relying on an SEC rule that allows companies to furnish their proxy materials over the Internet rather than in paper form when Share Owners elect to allow us to do so. We encourage Share Owners to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting! The Notice contains instructions on how to access our Proxy Statement and our 2024 Annual Report to Share Owners, which includes our Annual Report on Form 10-K as filed with the SEC for the fiscal year ended June 30, 2024 (our “2024 Annual Report”), and vote online. The Notice also contains instructions on how each of those Share Owners can request and receive a paper copy of these materials and a proxy card.
Q: Why did I receive a full set paper copy of this Proxy Statement in the mail and not a Notice Regarding the Internet Availability of Proxy Materials?
A: Share Owners who previously requested full paper copies of the proxy materials, or who have not requested electronic delivery, are receiving paper copies again this year. Printed sets of proxy materials include a proxy, being solicited on behalf of the Board, along with a return envelope that requires no postage if mailed in the United States. If you would like to reduce the costs we incur in printing and mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided on your proxy card or voting instruction form. Share Owners who hold shares through a bank, brokerage firm, or other agent may sign up for electronic delivery by contacting that broker or agent. We encourage Share Owners to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting!
Additional Information About the Proxy Materials
Q: What should I do if I receive more than one set of proxy materials?
A: You may receive more than one Proxy Statement, proxy card, voting instruction card, or Notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each account. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date, and return each proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q: How may I obtain a separate Notice or a separate set of proxy materials and fiscal year 2024 Annual Report?
A: If you share an address with another Share Owner, it is possible you will not each receive a separate Notice or a separate copy of the proxy materials and fiscal year 2024 Annual Report. The SEC’s rules permit us to deliver a single Notice or set of proxy materials to one address shared by two or more of our Share Owners. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of proxy materials to multiple Share Owners who share an address, unless we received contrary instructions from the impacted Share Owners prior to the mailing date. If you prefer to receive separate copies of the Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (877) 830-4936, +1 (720) 378-5591 from outside the United States, or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a Share Owner sharing an address with another Share Owner and wish to receive only one copy of future Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.
Q: What is the mailing address for your principal executive offices?
A: Kimball Electronics’ principal executive offices are located at 1205 Kimball Boulevard, Jasper, Indiana 47546. Any written requests for additional information, additional copies of the proxy materials and fiscal year 2024 Annual Report, notices of Share Owner proposals, recommendations for candidates to the Board, communications to the Board, or any other communications should be sent to this address.
Our internet address is www.kimballelectronics.com. The information posted on our website is not incorporated into this Proxy Statement.

OTHER MATTERS
The Board of Directors knows of no other matters that may come up for action at the Annual Meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy form.
Submission of Nominations and Proposals For 2025
Share Owners who wish to submit proposals to be included in our Proxy Statement that we will issue in connection with the 2025 Annual Meeting, except director nominations pursuant to our proxy access provision (which are subject to separate requirements provided in the By-Laws), must ensure that we receive such proposals at our principal executive offices, 1205 Kimball Blvd., Jasper, Indiana 47546 addressed to Kimball Electronics’ Secretary, no later than May 29, 2025. Such proposals must meet certain requirements under the regulations of the SEC to be included in our Proxy Statement.
Our By-Laws set forth procedural and content requirements for director candidate nominations through proxy access. As more specifically provided in the By-Laws, a Share Owner or group of up to twenty Share Owners owning 3 percent or more of our outstanding shares of common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 25 percent of the Board, provided that the Share Owner(s) and the nominee(s) satisfy the requirements detailed in our By-Laws. Nominations should be sent to our Secretary in accordance with the procedural and content requirements set forth in our By-Laws.
A Share Owner wishing to nominate a candidate for election as a director or to bring any other proposal before the 2025 Annual Meeting of Share Owners (but not include the nomination or proposal in our Proxy Statement) must cause written notice of the proposal to be received by our Secretary at our principal executive office no earlier than July 28, 2025, and no later than August 17, 2025. The written notice must also meet additional requirements as stated in our By-Laws. Copies of our By-Laws are available at no charge upon written request directed to our Secretary.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, Share Owners who intend to solicit proxies in support of director nominees other than Kimball Electronics’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 16, 2025.
Communication with the Board
Share Owners may communicate with a member of the Board by sending comments in care of the Secretary of Kimball Electronics at 1205 Kimball Blvd., Jasper, Indiana 47546. The Secretary has the discretion to forward the correspondence to the director, or if circumstances dictate, to other departments within the Company to which such communication is more appropriately addressed. A log of correspondence received and copies of the correspondence are available to any director who wishes to review them. Communications relating to other topics, including those that are primarily commercial in nature, will not be forwarded. Concerns about accounting or auditing matters or possible violations of our Code of Conduct should be reported under the procedures outlined in the “Reporting Violations” section of our Code of Conduct, which is available on our website at https://www.kimballelectronics.com/code-of-conduct/.

APPENDIX A: PRE-APPROVAL PROCESS FOR SERVICES PERFORMED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Objective
To ensure the independent registered public accounting firm is independent in both fact and appearance with respect to the audit of the financial statements of Kimball Electronics, Inc. (the “Company”).
Process
The independent registered public accounting firm of Kimball Electronics, Inc. reports to and is engaged by the Audit Committee of the Company. The service and fees are pre-approved by the Audit Committee. The Audit Committee will not engage the independent registered public accounting firm for any non-audit service that is specifically prohibited by the Securities and Exchange Commission rules on auditor independence nor will approval be granted for any non-audit service that individually or in the aggregate, in the Audit Committee’s opinion, impairs the independence of the independent registered public accounting firm with respect to the audit of the financial statements of the Company.
The Audit Committee has delegated authority to the Audit Committee Chairperson to grant pre-approval required by this policy for any service engagements that arise between Audit Committee meetings. During the next regularly scheduled Audit Committee meeting, or sooner as appropriate, the Audit Committee Chairperson updates the full Committee of approved independent registered public accounting firm services for informational purposes.
The independent registered public accounting firm has reviewed the policy and believes that the policy will not adversely affect the firm’s independence.

A-1
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] DateDate SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 00 00 65 14 32 _1 R 1. 0. 0. 6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Gregory J. Lampert 02) Colleen C. Repplier KIMBALL ELECTRONICS, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/14/2024 for shares held directly and by 11:59 P.M. ET on 11/12/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 11/14/2024 for shares held directly and by 11:59 P.M. ET on 11/12/2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the selection of Deloitte and Touche LLP as the Company's independent registered public accounting firm for the fiscal year 2025. 3. To approve, by a non-binding, advisory vote, the compensation paid to the Company's Named Executive Officers. The Board of Directors recommends you vote 1 YEAR on proposal 4. 1 year 2 years 3 years Abstain 4. To approve, by a non-binding, advisory vote, the frequency of future advisory votes on the compensation paid to our Named Executive Officers. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

00 00 65 14 32 _2 R 1. 0. 0. 6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com KIMBALL ELECTRONICS, INC. Annual Meeting of Share Owners November 15, 2024 10:00 AM This proxy is solicited by the Board of Directors The Share Owner hereby appoints Douglas A. Hass as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KIMBALL ELECTRONICS, INC. that the Share Owner is entitled to vote at the Annual Meeting of Share Owners to be held at 10:00 AM EST on November 15, 2024, at the Kimball Electronics Headquarters, 1205 Kimball Blvd., Jasper, IN 47546, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side